UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant  ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WCI Communities, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WCI COMMUNITIES, INC.

24301 WALDEN CENTER DRIVE

BONITA SPRINGS, FLORIDA 34134

April [    ], 2007

To Our Shareholders:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of WCI Communities, Inc. to be held on Friday, June 15, 2007, at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida, at 10:00 a.m. (EDT).

Following this letter is the formal notice of the Annual Meeting and a proxy statement describing the matters on which the shareholders will act upon at the Annual Meeting. Also included is a WHITE proxy card and postage-paid return envelope. Shareholders also are entitled to vote on any other matters that properly come before the Annual Meeting.

To be sure that your shares are properly represented at our Annual Meeting, whether you attend or not, the Board of Directors recommends that you complete, sign, date and promptly return the enclosed WHITE proxy card in the envelope provided, or follow the instructions on your WHITE proxy card for submitting a proxy electronically or by telephone. If your shares are held in the name of a bank, broker or other holder of record, please follow their procedures as described on the enclosed WHITE voting form.

Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnership and other affiliates of Carl C. Icahn, collectively referred to as the Icahn Funds, have indicated that they intend to solicit proxies in support of a slate of director nominees in opposition to the Board of Directors’ nominees. You may receive solicitation materials from the Icahn Funds. The Board of Directors recommends that you not sign or return the Gold proxy card that may be sent to you by the Icahn Funds. By completing, signing, dating and returning the Company’s accompanying WHITE proxy card, any proxy materials previously returned to the Icahn Funds bearing an earlier date, or votes previously cast electronically or by telephone, will be revoked.

In addition, as you may know, on March 23, 2007, affiliates of Mr. Icahn commenced a tender offer to purchase any and all outstanding shares of common stock of WCI. The tender offer is subject to various conditions, including the condition that Mr. Icahn’s affiliates obtain majority control of the Board of Directors. After careful consideration, including a thorough review of the offer with the assistance of WCI’s management and legal and financial advisors, the Board of Directors, by unanimous vote of all of its directors, determined that the tender offer is inadequate and not in the best interests of WCI and its shareholders. The Board’s recommendation, which shareholders are strongly urged to read, can be found in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on April 5, 2007, as amended, which is available at the SEC’s internet website at www.sec.gov or at WCI’s internet website at www.wcicommunities.com.

If you desire to vote in accordance with management’s recommendations, you do not need to mark your vote on the enclosed WHITE proxy card, but need only sign, date and return it in the postage-paid envelope provided. Along with the attached proxy statement for our Annual Meeting, we are enclosing our 2006 Annual Report, which includes our audited financial statements for the year ended December 31, 2006.

Sincerely,

/s/    Jerry L. Starkey

Jerry L. Starkey

President and Chief Executive Officer

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, YOUR VOTE IS IMPORTANT TO US. PLEASE BE SURE YOU ARE REPRESENTED AT THE ANNUAL MEETING BY ATTENDING IN PERSON, SUBMITTING A PROXY ELECTRONICALLY OR BY TELEPHONE, OR BY RETURNING YOUR WHITE PROXY CARD AS SOON AS POSSIBLE.

IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE WITH PROXY CARD, TELEPHONE OR INTERNET VOTING, OR NEED ADDITIONAL COPIES OF THE COMPANY’S PROXY MATERIALS,

PLEASE CALL OR WRITE THE COMPANY’S PROXY SOLICITOR:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders call toll-free at: (888) 750-5834

Banks and Brokers call collect at: (212) 750-5833

WCI COMMUNITIES, INC.

24301 WALDEN CENTER DRIVE

BONITA SPRINGS, FLORIDA 34134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FRIDAY, JUNE 15, 2007

To Our Shareholders:

The 2007 Annual Meeting of Shareholders of WCI Communities, Inc. (“WCI” or the “Company”) will be held at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida, on Friday, June 15, 2007, at 10:00 a.m. (EDT) to consider and act upon the following matters:

1. the election of directors;

2.	the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2007; and

3.	such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on April 30, 2007, the record date, will be entitled to vote at the Annual Meeting.

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

Management and the Board of Directors respectfully request that you date, sign and return the enclosed WHITE proxy card in the postage-paid envelope so that we receive the WHITE proxy card prior to the Annual Meeting, or, if you prefer, follow the instructions on your WHITE proxy card for submitting a proxy electronically or by telephone. If your shares are held in the name of a bank, broker or other holder of record, please follow their procedures as described in the enclosed WHITE voting form they send to you. By completing, signing, dating and returning the Company’s accompanying WHITE proxy card, you will revoke any proxy that may have been previously returned to Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnerships or one of their affiliates. Only your latest dated proxy will count.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/    Vivien N. Hastings

Vivien N. Hastings

Senior Vice President, Secretary and General Counsel

April [    ], 2007

Shareholder List. The list of shareholders as of the record date will be kept in the corporate offices of WCI, located at 24301 Walden Center Drive, Bonita Springs, Florida 34134, for 10 days prior to the Annual Meeting date for review by shareholders. Any shareholder wishing to review the list is requested to call Vivien Hastings at 239-498-8213 or Pamela Tucker at 239-498-8443.

INFORMATION ABOUT OUR ANNUAL MEETING

When and where is the Annual Meeting?

WCI’s 2007 Annual Meeting of Shareholders will be held at the Hyatt Regency Coconut Point located at 5001 Coconut Road, Bonita Springs, Florida, on Friday, June 15, 2007, at 10:00 a.m. (EDT). The proxy materials, which include this Proxy Statement, the accompanying WHITE proxy card and the Notice of Annual Meeting are first being sent to shareholders on or about April [    ] , 2007.

Who is soliciting my vote?

The Board of Directors of WCI Communities, Inc. is soliciting your vote for WCI’s 2007 Annual Meeting of Shareholders.

What is the record date for the Annual Meeting?

April 30, 2007 at 5:00 p.m. (EDT) is the record date for determining those shareholders who are entitled to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

What am I being asked to vote on?

You are being asked to vote on:

•	the election of directors to WCI’s Board of Directors; and

•	the ratification of the appointment of Ernst & Young LLP as WCI’s independent registered public accounting firm for 2007.

What are the Board of Directors’ recommendations?

The Board of Directors unanimously recommends a vote:

•	FOR the election of each of the directors nominated by the Company; and

•	FOR the ratification of the appointment of Ernst & Young LLP as WCI’s independent registered public accounting firm for 2007.

How many votes do I have?

You have one vote for each share of common stock that you owned on the record date.

How many votes can be cast by all shareholders?

A total of [41,998,690] votes may be cast, which is the total number of shares of common stock outstanding as of the record date.

Do I need a ticket to attend the Annual Meeting?

No. If you are a shareholder of record, your name will be verified against the company’s list of shareholders as of the record date, prior to your admission to the Annual Meeting. If you hold your shares through a bank, broker, trustee or nominee, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement or a copy of the voting instruction card provided by your bank, broker, trustee or other nominee. All shareholders attending the annual meeting should be prepared to provide proof of identification.

How do proxies work?

The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize the proxy holders identified on the WHITE proxy card to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director nominees. You may also vote for or against the other item(s) or

i

abstain from voting. If you sign and return the enclosed WHITE proxy card but do not specify how your shares are to be voted, we will vote your shares in favor of our director nominees and for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies in the enclosed WHITE proxy card will have the discretion to vote on those matters for you. At the date we filed this proxy statement with the Securities and Exchange Commission, the Board of Directors did not know of any other matter to be raised at the Annual Meeting.

How many votes must be present to hold the Annual Meeting and transact business?

The holders of a majority of shares of common stock entitled to vote must be present in person or represented by proxy to hold the Annual Meeting and transact business. We urge you to vote by proxy even if you plan to attend the Annual Meeting. That will help us determine as soon as possible that enough votes will be present to hold the Annual Meeting.

How do I vote?

You may:

•	Submit a proxy electronically through the Internet, following the instructions on the enclosed WHITE proxy card;

•	Submit a proxy by telephone, following the instructions on the enclosed WHITE proxy card;

•	Submit a proxy by signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided; or

•	Vote in person by attending the Annual Meeting and voting at the meeting.

We urge you to vote electronically through the Internet, by telephone or by mail, following the simple instructions on the enclosed card, even if you plan to attend our Annual Meeting, so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting, and your proxy or prior electronic or telephone proxy will not be counted. If you vote by proxy, you should follow the instructions set forth on the WHITE proxy card, being sure to sign and date it, and to mail it in the enclosed postage-paid envelope.

If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), you may be able to vote by telephone or via the Internet. Please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

The Board of Directors recommends that you not sign or return the Gold proxy card that may be sent to you by Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnerships or one of their affiliates, collectively referred to as the Icahn Funds, even as a protest. Withholding authority to vote for the Icahn Funds’ nominees on the Gold proxy card that they or their affiliates may send to you is not the same as voting for the Company’s nominees.

If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain a legal proxy from your bank, broker or other holder of record authorizing you to vote. You must bring the legal proxy to the Annual Meeting.

How do I vote by Internet?

Instead of submitting your proxy by mail on the enclosed WHITE proxy card, you can submit a proxy electronically through the Internet. Internet voting procedures, which comply with Delaware law, are designed to authenticate shareholder identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. In order to vote through the Internet, please follow the simple instructions on the proxy card or voting instruction form. Please have your proxy card in hand when you visit the website. Your vote by Internet authorizes the named proxies to vote your shares in the same manner as if you had executed and returned a proxy card.

Submitting a proxy electronically through the Internet will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other record holder, you must provide a legal proxy from the record holder in order to vote your shares in person at the Annual Meeting.

How do I vote by telephone?

Instead of submitting your proxy by mail on the enclosed WHITE proxy card, you can submit a proxy by toll-free telephone. The telephone procedures, which comply with Delaware law, are designed to authenticate shareholder identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by registered shareholders are set forth on the enclosed WHITE proxy card. Your vote by telephone authorizes the named proxies to vote your shares in the same manner as if you had executed and returned a proxy card.

Submitting a proxy by telephone will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other record holder, you must provide a legal proxy from the record holder in order to vote your shares in person at the Annual Meeting.

Can I change or revoke my vote?

Yes.

•

If you are a registered shareholder, to change your vote you may send in a new proxy card with a later date, attend the meeting and vote in person, or submit a proxy by Internet or telephone. If you have previously signed a Gold proxy card that may have been sent to you by the Icahn Funds, you may change any vote you may have cast in favor of the Icahn Funds’ nominees and vote in favor of the Company’s director nominees by signing, dating and mailing the enclosed WHITE proxy card in the enclosed postage-paid envelope, by submitting a proxy by telephone or Internet, or by attending the Annual Meeting and voting in person. If you hold your shares in street name, please refer to the information on the voting instruction form forwarded to you with the WHITE proxy card.

•

If you are a registered shareholder and submit a proxy electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote voided. In addition, you may attend the meeting and vote in person.

•

If you hold your shares in your name and you attend the Annual Meeting and vote in person, your vote at the Annual Meeting will change any previously submitted proxy by mail or by telephone or Internet.

•	If you wish to revoke rather than change your vote, we must receive a written revocation prior to the vote. A written revocation must be sent to:

Vivien N. Hastings, Corporate Secretary

WCI Communities, Inc.

24301 Walden Center Drive

Bonita Springs, Florida 34134

What is the Board’s position regarding the Icahn tender offer?

On March 23, 2007, affiliates of Carl C. Icahn made an unsolicited tender offer to acquire any and all shares of WCI’s common stock for $22 per share net to the selling shareholder in cash, without interest. The tender offer is being made on the terms and subject to the conditions described in the Tender Offer Statement on Schedule TO, as amended, filed by the offeror with the SEC on March 23, 2007. The value of the consideration offered, together with all of the terms and conditions applicable to the tender offer, is referred to herein as the “Offer”.

After careful consideration, including a thorough review of the Offer with the assistance of WCI’s management and the Company’s legal and financial advisors, the Board of Directors, by unanimous vote of all of its directors, determined that the Offer is inadequate and not in the best interests of WCI and its shareholders. Accordingly, and for the other reasons described in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 (including each exhibit thereto) (the “Schedule 14D-9”) filed with the SEC on April 5, 2007, as amended, the Board recommends that you reject the Offer and do not tender you Shares pursuant to the Offer.

Additional information on our position on the Offer can be found in the Schedule 14D-9, which is available at the SEC’s internet website at www.sec.gov or at WCI’s internet website at www.wcicommunities.com. Shareholders are urged to read the Schedule 14D-9 and all amendments thereto, as it contains important information.

If my shares were out on loan as of the record date and I did not retain voting rights, can I vote these shares?

No. If shareholders want to vote their shares but have loaned them out without retaining the voting rights, they should seek to recall those shares by contacting their broker or otherwise reclaim the voting rights prior to the record date. Those actions may take substantial time to accomplish so shareholders are encouraged to begin the process well in advance of the record date.

How many votes will be required to elect a director or to adopt any other proposal?

When a quorum is present at the Annual Meeting:

•	the ten director nominees receiving the highest number of votes will be elected to fill the seats on the Board of Directors; and

•

a majority of the votes present in person or represented by proxy and entitled to vote is necessary to ratify the appointment of Ernst & Young LLP as WCI’s independent registered public accounting firm for 2007.

What does it mean if I receive more than one WHITE proxy card?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a WHITE proxy card for each account. To ensure that your shares are represented at the meeting, please sign, date and return EACH WHITE card you receive. If you choose to vote electronically through the Internet or by telephone, please vote each proxy card you receive. Only your latest-dated proxy for each account will be voted.

Will my shares be voted if I do not sign and return my WHITE proxy card?

If your shares are held in registered name you must sign and return a proxy card in order for your shares to be voted. If your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or nominee may either use its discretion to vote your shares on “routine matters” or leave your shares unvoted. For any “non-routine matters” being considered at the meeting, such as the election of directors in an election contest, your broker or other nominee would not be able to vote on such matters. A broker will not have discretionary authority to vote shares for the election of directors in a contested director election. If your shares are held in street name, your broker, bank or nominee has enclosed a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card.

Please return your WHITE proxy card to your nominee and contact the person responsible for your account to ensure that a WHITE proxy card is voted on your behalf.

Could other matters be decided at the Annual Meeting?

Our by-laws require prior notification of a shareholder’s intent to request a vote on other matters at the Annual Meeting. The deadline for notification has passed. If any other matters properly arise at the Annual Meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the WHITE proxy card.

Who will tabulate the votes?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the independent inspector of election. The independent inspector will also determine whether a quorum is present at the Annual Meeting. The shares represented by the proxy cards received, properly signed, dated and not revoked, or proxies received electronically by Internet or by telephone will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any WHITE proxy card which is returned signed but not marked will be voted FOR each of the Company’s director nominees, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and as the proxy holder deems desirable for any other matters that may properly come before the Annual Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

A broker will not have discretionary authority to vote shares for the election of directors in a contested election. If your shares are held in street name, your broker, bank or nominee will include a WHITE voting instruction card with this Proxy Statement. You should vote your shares by following the instructions provided on the WHITE voting instruction card.

Who pays the solicitation expenses for this Proxy Statement and related Company materials?

The Company does. In addition to sending you these materials, some of our directors and officers, including management and non-management employees, may contact you by telephone, mail, e-mail or in person. You may also be solicited by means of press releases issued by WCI and postings on our website, www.wcicommunities.com. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Innisfree M&A Incorporated, or Innisfree, to assist us in soliciting your proxy for an estimated fee of $350,000 plus reasonable out-of-pocket expenses. Innisfree expects that approximately 75 of its employees will assist in the solicitation. We will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of WCI common stock. Our expenses related to the solicitation in excess of those normally spent for an Annual Meeting as a result of the potential proxy contest and excluding salaries and wages of our regular employees and officers are expected to be approximately $[            ] million of which approximately $[            ] million has been spent to date.

Exhibit A sets forth information relating to WCI’s directors, director nominees, officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors or director nominees or because they may be soliciting proxies on our behalf.

v

What is a broker non-vote?

Under the rules that govern brokers who have record ownership of shares that they hold in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on routine matters, such as uncontested director elections and ratification of independent registered public accounting firms, but not on non-routine matters, such as shareholder proposals or contested director elections. Because of the competing nominees for the Board of Directors, this year’s election of directors will be considered a “non-routine matter.” Thus, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted in the election of directors, your broker or other nominee will not be able to vote your shares in the election of directors, and your shares will not be voted for any of the nominees. We urge you to provide instructions to your broker or nominee so that your votes may be counted on this important matter. You should vote your shares by following the instructions provided on the voting instruction card and returning your WHITE proxy card to your broker or bank to ensure that a WHITE proxy card is voted on your behalf.

Can I view WCI Communities, Inc. proxy materials electronically?

This Proxy Statement and the 2006 Annual Report are posted on our website, www.wcicommunities.com, at the “Investors” tab. You can also use this website to view our other filings with the Securities and Exchange Commission, including WCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

How can I obtain copies of WCI Communities, Inc. Corporate Governance documents?

You may obtain a copy of WCI’s Corporate Governance Guidelines, charters for Board Committees and Code of Business Conduct and Ethics by contacting Steve Zenker, Vice President, Investor & Corporate Communication, WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134, by e-mail at stevezenker@wcicommunities.com or by visiting WCI’s website, www.wcicommunities.com, at the “Investors” tab.

WCI COMMUNITIES, INC.

24301 WALDEN CENTER DRIVE

BONITA SPRINGS, FLORIDA 34134

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

FRIDAY, JUNE 15, 2007

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of WCI Communities, Inc. to be voted at the Annual Meeting of Shareholders of WCI to be held at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida, on Friday, June 15, 2007, at 10:00 a.m. (EDT), and any postponements or adjournments thereof. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Unless otherwise directed in the accompanying WHITE proxy card, the persons named as proxies therein will vote all properly executed, returned, and not revoked WHITE proxy cards:

(1)	FOR the election of each of the directors nominated by the Company and

(2)	FOR the appointment of Ernst & Young LLP as WCI’s independent registered public accounting firm for 2007.

Shares that are represented at the Annual Meeting that “abstain” from voting on proposal 2 will have the effect of a vote AGAINST such proposal; however, such shares will be considered present at the Annual Meeting for purposes of determining a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE COMPANY’S DIRECTOR NOMINEES AND FOR PROPOSAL 2.

As to any other business that may properly come before the Annual Meeting, the persons named in the accompanying WHITE proxy card will vote the shares represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.

Voting Rights

Holders of shares of WCI’s common stock, $0.01 par value, at the close of business on April 30, 2007, the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. As of April 30, 2007, approximately [41,998,690] shares of common stock were outstanding. The presence, in person or by proxy, of the holders of [20,999,346] shares of common stock outstanding constitutes a quorum for transacting business at the Annual Meeting. Each share of common stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting.

Voting

Registered shareholders may vote on the proposals before the shareholders by returning the WHITE proxy cards included with this Proxy Statement, submitting a proxy electronically or by telephone or by attending the Annual Meeting and voting in person. Submitting a proxy by mail, Internet or telephone will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Shareholders holding shares in “street name” will be voting in the manner specified by their broker. If your shares are held in the name of a broker, bank or other record holder, you must follow the voting instructions you receive from your broker, bank or nominee or obtain a proxy from the record holder to vote at the Annual Meeting.

Voting Proxies

Shares of common stock represented by properly executed proxy cards received by WCI in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on a WHITE proxy card, the shares of common stock represented by such proxy will be voted FOR the election as directors of the nominees named in this Proxy Statement and FOR the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007. Abstentions and instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided instructions to their brokers as to how their shares are to be voted, such as the election of directors in an election contest (so-called “broker non-votes”), will be counted for purposes of determining a quorum, but will not be counted as either voting for or against any proposal where the brokers are so prohibited from voting.

Management and the Board of Directors of WCI currently know of no other matters to be brought before the Annual Meeting. If other matters are properly presented to the shareholders for action at the Annual Meeting, it is the intention of the proxy holders named in the WHITE proxy card to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote.

In the event that you receive solicitation materials from Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnerships or one of their affiliates, collectively referred to as the Icahn Funds, shareholders who do not wish to vote for the nominees of the Icahn Funds should discard and not sign or return the Gold proxy card or any other proxy materials received from the Icahn Funds. Shareholders who have already voted by a previously signed Gold proxy card received from the Icahn Funds may revoke their vote and vote in favor of the Company’s nominees by completing, signing, dating and mailing the enclosed WHITE proxy card in the enclosed postage-paid envelope, submitting a proxy by telephone or Internet, or by attending the Annual Meeting and voting in person.

Revocability of Voting

The giving of the enclosed proxy or submitting a proxy electronically through the Internet or by telephone does not preclude the right of a shareholder to vote in person. A proxy may be revoked at any time prior to its exercise by sending notice of revocation in writing to Vivien N. Hastings, the Secretary of WCI, by presenting to WCI a later-dated proxy card executed by the person who executed the prior proxy card, by submitting a proxy again electronically through the Internet or by telephone, or by attending the Annual Meeting and voting in person. If you have already voted electronically through the Internet or by telephone, you may simply vote again, by using the same procedures, in which case your later submitted vote will be recorded and your earlier vote will be revoked, you may return an executed proxy card by mail, or you may attend the Annual Meeting and vote in person.

Costs of Solicitation

All costs of solicitation will be borne by WCI. The solicitation is to be conducted principally by mail and may be supplemented by telephone and personal contacts by Innisfree M&A Incorporated, for which WCI will pay approximately $350,000 plus out-of-pocket expenses. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to beneficial owners of stock held of record. WCI will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Annual Report

WCI’s 2006 Annual Report to Shareholders, which includes WCI’s 2006 audited financial statements, is enclosed with these Proxy Materials. The Annual Report is not incorporated into this Proxy Statement by reference nor is it a part of the Proxy Materials.

INFORMATION ON THE GOVERNANCE OF WCI

AND BOARD MATTERS

The business and affairs of WCI are managed under the direction of the Board of Directors, which represents the shareholders of WCI. The Board believes that good corporate governance is a critical factor in achieving business success. The Board has long adhered to “best practices” in corporate governance in fulfillment of its responsibilities to shareholders. The Board’s practices are designed to align management and shareholder interests. Highlights of our corporate governance practices are described below. For further information and copies of committee charters and WCI’s Corporate Governance Guidelines, please refer to the corporate governance section of our website, www.wcicommunities.com, at the “Investors” tab.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors of WCI has adopted a Code of Business Conduct and Ethics applicable to WCI’s directors, officers and employees, including without limitation, WCI’s Chief Executive Officer and senior financial officers (including the Chief Financial Officer, Chief Accounting Officer, Corporate Controller and persons performing similar functions). The Code of Business Conduct and Ethics is posted on WCI’s website, www.wcicommunities.com, at the “Investors” tab. Any change, waiver, implied waiver or amendment to the Code of Business Conduct and Ethics will be disclosed promptly to the public on WCI’s website to the extent required by, and in accordance with, the applicable rules and regulations of the Securities and Exchange Commission and New York Stock Exchange.

BOARD INDEPENDENCE

Pursuant to the requirements of the NYSE, the Board has adopted Corporate Governance Guidelines that meet or exceed the independence standards of the NYSE. Also, as part of our Corporate Governance Guidelines, the Board has adopted categorical standards to assist it in evaluating the independence of each of its directors. The categorical standards are included in our Corporate Governance Guidelines, which are posted on our website at www.wcicommunities.com, and are attached to this proxy statement as Exhibit B. Our categorical standards are intended to assist the Board of Directors in determining whether or not certain relationships between WCI’s directors and WCI, either directly or as a partner, shareholder or officer of an organization that has a relationship with WCI, constitute “material relationships”. The categorical standards establish certain relationships that our Board, in its judgment, has deemed material or immaterial for purposes of assessing a director’s independence.

The Board of Directors has affirmatively determined that the following directors are independent and have no material relationship with WCI, either directly or as a partner, shareholder or officer of an organization that has a relationship with WCI. The independent directors are:

Charles E. Cobb, Jr.

Hilliard M. Eure, III

F. Philip Handy

Lawrence L. Landry

James F. McDonald

Thomas F. McWilliams

Kathleen M. Shanahan

Stewart Turley

In addition, Mr. Dasburg, who resigned as a director effective January 30, 2007, was considered an independent director.

In considering Mr. Cobb’s independence, the Board reviewed the facts and circumstances surrounding Mr. Cobb’s 20% ownership interest in an entity that owns newspapers and publications in which the Company advertises its homes and communities. During 2006, the amounts paid by the Company for these advertisements was less than $10,000. Based on these and other factors, including the recommendation of the Nominating/Corporate Governance Committee, the Board determined that Mr. Cobb’s investment in this entity did not constitute a relationship that would compromise Mr. Cobb’s “independence” as a WCI director.

BOARD COMMITTEES

Standing Committees of the Board

The Board has three standing committees: an Audit Committee, a Nominating/Corporate Governance Committee and an Executive Compensation Committee.

AUDIT COMMITTEE

During 2006, the Audit Committee consisted of Hilliard M. Eure, III, who serves as the Chair, Mr. Dasburg, Mr. Landry and Ms. Shanahan. Mr. Dasburg resigned from the Board and the Audit Committee on January 30, 2007, and James McDonald was appointed to the committee effective February 14, 2007. Each member of the Audit Committee is “independent” for purposes of the listing standards of the NYSE and the applicable rules and regulations of the SEC and our independence standards. The Board of Directors of WCI has determined that Mr. Eure qualifies as an independent director and also as an “audit committee financial expert”, as that term is defined by the rules and the regulations of the SEC. The Charter for the Audit Committee is available on WCI’s website, www.wcicommunities.com, at the “Investors” tab. The organization, functions and responsibilities of the Audit Committee are described more fully in its Charter. The Audit Committee met 11 times during 2006.

Report of the Audit Committee 1

The Audit Committee reviews WCI’s financial reporting on behalf of the Board of Directors. Management is responsible for establishing and maintaining adequate internal control over financial reporting. Ernst & Young LLP, or Ernst & Young, WCI’s independent registered certified public accounting firm for fiscal year 2006, was responsible for performing an audit of WCI’s audited financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report (1) on the conformity of WCI’s financial statements with generally accepted accounting principles, (2) on management’s assessment of the effectiveness of WCI’s internal control over financial reporting and (3) on the effectiveness of WCI’s internal control over financial reporting.

The Audit Committee reviewed and discussed with WCI’s management and Ernst & Young the audited financial statements for the fiscal year ended December 31, 2006, management’s assessment of the effectiveness of WCI’s internal control over financial reporting, Ernst & Young’s evaluation of management’s assessment of the effectiveness of WCI’s internal control over financial reporting and Ernst & Young’s evaluation of WCI’s internal control over financial reporting. The Audit Committee also has discussed with WCI’s independent

[1]

The information in this Audit Committee report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings, unless expressly otherwise provided.

registered certified public accounting firm the matters required to be discussed pursuant to the Audit Committee Charter and by Statement of Auditing Standards No. 61 (Communications with Audit Committees) (as modified by SAS 90).

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young its independence status.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that WCI’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Audit Committee

Hilliard M. Eure, III (Chair)

Lawrence L. Landry

James F. McDonald

Kathleen M. Shanahan

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

During 2006, the Nominating/Corporate Governance Committee consisted of F. Philip Handy, who serves as the Chair, Mr. Cobb, Mr. Dasburg, Mr. Eure, Mr. Landry, Mr. McWilliams, Ms. Shanahan and Mr. Turley. Mr. Dasburg resigned from the Board and the Nominating/Corporate Governance Committee on January 30, 2007, and James McDonald was appointed to the committee effective February 14, 2007. Each member of the Nominating/Corporate Governance Committee is “independent” for purposes of the listing standards of the NYSE applicable to serving on the Nominating/Corporate Governance Committee and our standards of independence.

The Nominating/Corporate Governance Committee is responsible for identifying and recommending to the Board of Directors candidates for all directorships to be filled by the Board and shareholders; identifying and recommending to the Board of Directors candidates for the Audit and Executive Compensation committees; and developing and recommending to the Board of Directors a set of corporate governance principles applicable to WCI. The Charter for the Nominating/Corporate Governance Committee is available on WCI’s website, www.wcicommunities.com, at the “Investors” tab. The organization, functions and responsibilities of the Nominating/Corporate Governance Committee are described more fully in its Charter. The Nominating/Corporate Governance Committee met four times during 2006.

Nomination of James F. McDonald for Election as a Director

In February 2007, the Board of Directors elected James F. McDonald as a director of WCI. The recommendation that the Nominating/Corporate Governance Committee consider Mr. McDonald as a director came from Don Ackerman, Chairman of the Board of Directors, and Stewart Turley, an independent director. The recommendation was forwarded to Mr. Handy as the Chair of the Nominating/Corporate Governance Committee who, pursuant to the Nominating/Corporate Governance Committee policy and procedures, contacted Mr. McDonald, interviewed him and requested the requisite background check. Mr. McDonald also was interviewed by other directors. Mr. Handy discussed Mr. McDonald’s qualifications as a director with the Nominating/Corporate Governance Committee and the Board, as appropriate, and brought the matter to the Board for approval at the joint Nominating/Corporate Governance Committee and Board Meeting on February 14,

2007. At that meeting, the Board elected Mr. McDonald as a director of WCI and appointed him to the Audit Committee, Nominating/Corporate Governance Committee and Executive Compensation Committee.

Director Nominees

The Nominating/Corporate Governance Committee is charged with the responsibility of identifying and evaluating nominees believed to be qualified as candidates to serve on the Board and to select, or recommend that the full Board select, the candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting. When identifying candidates for membership on the Board, the Nominating/Corporate Governance Committee will consider and evaluate candidates recommended by shareholders, management and directors on an equal basis.

Shareholders who wish to recommend candidates to the Board should submit their recommendations to the Nominating/Corporate Governance Committee, c/o Vivien N. Hastings, Corporate Secretary, WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134. The committee screens all candidates in the same manner regardless of the source of the recommendation. The committee’s review is typically based on any written materials provided with respect to the candidate. The committee determines whether the candidate meets the company’s general qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

Director Qualifications

Minimum qualifications of directors include strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board. Other factors the Nominating/Corporate Governance Committee considers appropriate include: independence from management, age, gender and ethnic background; existing commitments to other businesses; potential conflicts of interest with other pursuits; legal considerations such as antitrust issues; corporate governance background; financial and accounting background; executive compensation background; and the size, composition and combined expertise of the existing Board. The Nominating/Corporate Governance Committee will conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible director candidates.

EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee consists of Kathleen M. Shanahan, who serves as the Chair, Mr. Cobb, Mr. Eure, Mr. Handy, Mr. Landry, Mr. McDonald, Mr. McWilliams and Mr. Turley. Each member of the Executive Compensation Committee is “independent” under the listing standards of the NYSE, a “non-employee” director, as defined under Rule 16b-3 of Securities Exchange Act of 1934, as amended, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

The Executive Compensation Committee charter is available on WCI’s website, www.wcicommunities.com, at the “Investors” tab. The organization, functions and responsibilities of the Executive Compensation Committee are described more fully in its charter. The Executive Compensation Committee met six times during 2006.

The Executive Compensation Committee is responsible for setting the compensation for our executive officers and directors; monitoring our incentive and equity-based compensation plans and other employee benefit plans; preparing or reviewing various reports provided to the Board or for inclusion in our annual proxy statement; and annually reviewing the Executive Compensation Committee’s charter and the Executive Compensation Committee’s own performance. The Executive Compensation Committee delegates or shares certain aspects of its authority with our chief executive officer, such as the performance evaluation of executive officers reporting to the chief executive officer, and decisions as to eligibility for participation in various incentive or equity plans.

The Executive Compensation Committee may, in its discretion, retain the services of a compensation consultant to advise and assist it in the performance of its functions. Any compensation consultant retained by the Committee must be independent of management and perform no other services for the Company unless such services are approved and overseen by the Committee. The Committee has sole authority to determine the consultant’s fees and the other terms of retention, and to terminate its services. The Committee also may, in its discretion, retain the services of legal counsel and other advisors of its choosing to assist it in the performance of its functions.

The Executive Compensation Committee currently uses an independent consulting firm, Mercer Human Resource Consulting, and the law firm Alston & Bird LLP, to assist in its responsibilities. Mercer’s assistance to the Executive Compensation Committee includes the following activities:

•	Providing an annual evaluation of the competitiveness of the executive compensation and benefit program as it pertains to the most senior executive officers

•	Providing an annual evaluation of the Company’s comparative performance to that of a selected group of companies within the homebuilding industry

•	Apprising the Executive Compensation Committee of compensation-related trends and best practices

•	Reviewing current plan designs and recommending possible improvement opportunities

•	Reviewing and making recommendations with respect to director remuneration

•	Evaluating management recommendations as to program revisions or replacements

•	Assisting in the assessment of any shareholder proposals or institutional investor reactions/suggestions as they relate to the Company’s executive compensation program

•	Reviewing the Executive Compensation Committee’s charter and suggesting changes as appropriate in its processes and governance in order to assure compliance with SEC regulations and NYSE rules

•	Assisting the Executive Compensation Committee in the preparation and review of the Compensation Discussion and Analysis and Compensation Committee Report for inclusion in the annual proxy statement

•	Attending meetings of the Executive Compensation Committee when requested to do so by the Committee Chair

The decisions made by the Executive Compensation Committee are its responsibility and may reflect factors and considerations other than the information and recommendations provided by outside consultants and advisors. The compensation and benefit amounts presented in this proxy statement reflect the decisions of the Executive Compensation Committee, taking into account many factors and considerations, including those described in the Compensation Discussion and Analysis section of this proxy statement.

ATTENDANCE AT BOARD MEETINGS

In 2006, all of WCI’s directors, other than Mr. Dasburg, attended at least 75% of the aggregate number of meetings of the Board of Directors and the respective Committees of the Board on which they served.

Board Meetings During 2006

During 2006, the Board of Directors held eight meetings. The directors also considered Company matters and had numerous communications with the Chairman of the Board and other officials of WCI wholly apart from the formal Board meetings. In addition, the Board conducted regularly scheduled Executive Sessions without management present. The director selected to preside over the Executive Sessions is the Chair of the Committee responsible for the subject matter being considered or the director bringing the discussion before the Board. The method for interested parties to communicate with the outside directors of the Board is disclosed below under “Communications with the Board of Directors.”

Annual Meeting Attendance Policy

It is WCI’s policy to require, absent unusual circumstances, that all directors attend the Annual Meeting. All of WCI’s directors attended the 2006 Annual Meeting of Shareholders.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board provides a process for interested parties, including shareholders, to send written communications to the Board or any of the independent directors. Interested parties, including shareholders, may send written communications to the Board or any of the independent directors c/o Steve Zenker, Vice President, Investor Relations, WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134. All communications will be compiled by Mr. Zenker and submitted to the Board or the individual directors on a periodic basis.

SHAREHOLDER PROPOSALS

In accordance with the rules promulgated by the SEC, shareholders are able to submit a proposal for inclusion in the proxy materials to be distributed by WCI in connection with its 2008 Annual Meeting of Shareholders, provided that such proposals must be received by WCI by [            ], which represents not less than 120 calendar days before the release date of this proxy statement. Any such proposal should be submitted in writing to the Secretary of WCI at the principal executive offices of WCI.

In addition, WCI’s by-laws require that in order for any business to be brought properly before any meeting of shareholders, including nominations for the election of directors, a shareholder must provide written notice delivered to the Secretary of WCI at the principal offices of WCI no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. In the event, however, that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, a shareholder must deliver notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, for such notice to be considered timely.

Those shareholders that wish to submit director nominations at the Annual Meeting must submit timely notice in the manner described above. In addition, pursuant to WCI’s by-laws and policy adopted by the Nominating/Corporate Governance Committee and Board of Directors, the notice must include:

•	a statement from the nominee consenting to be named in the proxy and proxy card if selected and consenting to serve on the Board if elected;

•	whether the candidate would qualify as “independent” under the standards set forth in the Corporate Governance Guidelines;

•

the nominee’s biographical data (including other boards on which the nominee serves), business experience and involvement in certain legal proceedings, including any involving WCI and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, as is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

•	information about the shareholder including the amount of his or her holdings of WCI’s common stock and his or her intention to appear at the Annual Meeting;

•	a description of any transactions and relationships between the nominee and the recommending shareholder, and any transactions and relationships between the nominee and WCI or WCI’s management;

•	any material proceedings to which the nominee or his/her associates is a party that are adverse to WCI;

•

whether the nominating shareholder and nominee seek to use the nomination to redress personal claims or grievances against WCI or others or to further personal interests or special interests not shared by shareholders of WCI generally; and

•	if the shareholder intends to solicit proxies in support of such shareholder’s proposal, a representation to that effect.

In addition, the Nominating/Corporate Governance Committee is entitled to request such additional information as it deems appropriate. The Nominating/Corporate Governance Committee will evaluate candidates nominated by shareholders in a timely manner and in accordance with WCI’s by-laws.

WCI’s POSITION REGARDING THE ICAHN OFFER

On March 23, 2007, affiliates of Carl C. Icahn, made an unsolicited tender offer to acquire any and all shares of WCI’s common stock for $22 per share net to the selling shareholder in cash, without interest. The tender offer is being made on the terms and subject to the conditions described in the Tender Offer Statement on Schedule TO, as amended, filed by the offeror with the SEC on March 23, 2007. The value of the consideration offered, together with all of the terms and conditions applicable to the tender offer, is referred to herein as the “Offer”.

After careful consideration, including a thorough review of the Offer with the assistance of WCI’s management and the Company’s legal and financial advisors, the Board of Directors, by unanimous vote of all of its directors, determined that the Offer is inadequate and not in the best interests of WCI and its shareholders. Accordingly, and for the other reasons described in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 (including each exhibit thereto) (the “Schedule 14D-9”) filed with the SEC on April 5, 2007, as amended, the Board recommends that you reject the Offer and do not tender you Shares pursuant to the Offer.

Additional information on our position on the Offer can be found in the Schedule 14D-9, which is available at the SEC’s internet website at www.sec.gov or at WCI’s internet website at www.wcicommunities.com. Shareholders are urged to read the Schedule 14D-9 and all amendments thereto, as it contains important information.

PROPOSALS FOR CONSIDERATION

BY SHAREHOLDERS

PROPOSAL ONE

ELECTION OF DIRECTORS

There are ten nominees for election to the Board of Directors this year. All of the nominees, except James McDonald, have served as directors since the last annual meeting. John H. Dasburg retired from the Board of Directors on January 30, 2007 and is not standing for re-election. James F. McDonald was appointed to the Board of Directors on February 14, 2007. Information regarding the business experience of each nominee is provided below. Each director is elected annually to serve until the next annual meeting or until his or her successor is elected. There are no family relationships among our executive officers and directors. Each of the nominees has consented to being named herein and has agreed to serve as a director if elected.

Unless otherwise specified, the enclosed proxy card will be voted FOR the ten nominees unanimously recommended by the Board of Directors. Management and the Board of Directors are not aware of any reasons which would cause any of the nominees not to be qualified to serve as directors. If any of the nominees become disqualified, discretionary authority may be exercised by the proxy holders named in the enclosed proxy card to vote for a substitute nominee or nominees proposed by the Board of Directors.

Below is certain information concerning each nominee for election as a director at the Annual Meeting:

Don E. Ackerman Director since 1995 Age 73	Mr. Ackerman currently serves as Chairman of the Board. Mr. Ackerman previously served as Chairman from July 24, 1995 through February 17, 2005, and was reappointed Chairman on November 4, 2005. From 1985 until the merger of WCI Communities Limited Partnership and Florida Design Communities under the name WCI Communities, Inc. in June 1999, Mr. Ackerman also served as Chairman of the Board of Directors and Executive Vice President of WCI Communities Limited Partnership and as a Director of Florida Design Communities. He is also a director of Sun City Center Office Plaza, Inc. and Aston Care Systems, Inc. From 1967 until 1991, Mr. Ackerman was a partner at J.H. Whitney & Co., a venture capital firm. In 1992 Mr. Ackerman purchased Walden University, a small distance education graduate school, and served as CEO until its merger into Sylvan Learning Systems (now Laureate Education) in 2004. Mr. Ackerman has served as the Chief Executive Officer of Aston Care Systems, Inc. since April 2002, and is the Chief Executive Officer of Chandelle Ventures, Inc., a private investment company. He also previously served as a director of Schlumberger Ltd. for 20 years, during which he chaired the audit and compensation committees at various times. Mr. Ackerman has indicated that, while he has agreed to stand for re-election to the Board at the next annual shareholders’ meeting, he does not intend to stand for re-election as Chairman of the Board.

Charles E. Cobb, Jr. Director since 2005 Age 70	Mr. Cobb was appointed Vice Chairman of the Board on December 13, 2006 and has been a director since September 2005. Subsequent to the 2007 annual meeting of shareholders, we expect that Mr. Cobb will become Chairman of the Board. Mr. Cobb is the CEO and Senior Managing Director of Cobb Partners, Ltd., an investment firm with interests in real estate, international finance, resorts and tourism-related businesses. Mr. Cobb has overseen the development of many large-scale resort communities in the United States and abroad as the Chairman and/or CEO of several community development companies, including Arvida Corporation and Disney Development Company. In addition to WCI, Cobb previously served on the Board of Directors of several companies with significant real estate holdings including the Walt Disney Company, the Penn Central Corporation and LNR Property Corporation. As either a board member or the CEO, Mr. Cobb has been involved with the purchase of over 20 companies. Mr. Cobb has also served as the United States Ambassador to Iceland during the administration of George H.W. Bush and as the Undersecretary of Commerce during the Reagan administration. He is a member, and the past Chairman, of the Board of Trustees of the University of Miami, a former trustee of the Stanford Business School Trust Fund, and a former member of the Florida Governor’s Commission on Education.

Hilliard M. Eure, III Director since 2003 Age 71	Mr. Eure serves on the Board of Directors and the Nominating Committee of MarineMax, Inc., and also serves as Chair of its Audit Committee. Mr. Eure was a member of the Board of Directors, Audit Committee, and Chairman of the Board of WEDU, a public broadcasting station, from 1991 through 2001. Mr. Eure was the Managing Partner of the Tampa Bay Practice of KPMG (formerly Peat, Marwick, Mitchell & Co.) from July 1977 until June 1993 and an audit partner in Atlanta and Greensboro, NC from 1968 through 1976.

F. Philip Handy Director since 1999 Age 62	Mr. Handy has been a Director of WCI since 1999. Mr. Handy is the Chief Executive Officer of Strategic Industries. From June 1997 until December 1998, Mr. Handy was managing partner of Equity Group Investments, a private investment firm. Mr. Handy also serves on the board of Owens Corning, Anixter International and Rewards Network, Inc. Mr. Handy has served as CEO of two publicly held companies in the past ten years.

Lawrence L. Landry Director since 1999 Age 63	Mr. Landry served as a director of WCI Communities Limited Partnership from July 1995 until August 1998. Mr. Landry served as a director of Florida Design Communities, a real estate development company which was merged with WCI, from January 1996 until March 1999. Mr. Landry is currently the Chief Executive Officer of Westport Advisors, Ltd., which is the general partner of Westport Senior Living Investment Fund L.P. He is also the CEO of Double L Investment, Inc., a private investment firm, and a partner of Mahalo, Ltd. Mr. Landry was the chief financial and investment officer of the John D. and Catherine T. MacArthur Foundation from February 1989 until June 1998, at which he managed the Foundation’s $4.5 billion investment portfolio including $2 billion of real estate assets. Mr. Landry has extensive experience in real estate development in Florida including commercial, single family and multi-family residential. The MacArthur Foundation was a major shareholder of WCI from 1995 until 2003. Mr. Landry was a founding member and first chairman of the Investment Fund for Foundations. He also has experience in private equity investment and was a founding member of Orion Partners, a private buyout merchant banking firm. Mr. Landry was a former director of Computer Vision which was sold to Parametric Technology. Mr. Landry is a member and Chairman of the Board of Trustees of Clark University.

James F. McDonald Director since 2007 Age 67	Mr. McDonald is the CEO of Scientific Atlanta, a Cisco company and a leading provider of video, data, and voice equipment and services. Prior to his 13 years at Scientific Atlanta, Mr. McDonald was a general partner with J.H. Whitney, where he was responsible for venture capital in high tech companies. From 1984 to 1989, he served as President and CEO of Gould Inc., and from 1989 to 1991 he served as President and CEO of Prime Computer. He has served as a director of a number of companies and service organizations including Scientific Atlanta, Burlington Resources and Mirant. He is a member of the Emory University Business School’s Goizueta Advisory Council, University of Kentucky’s

Development Council, Business School Advisory Council, and College of Engineering Dean’s Council. He also serves on the Board of Councilors of the Carter Center, and is a Trustee of the Woodruff Arts Center.

Thomas F. McWilliams Director since 2004 Age 64	Mr. McWilliams is currently a Managing Partner of Court Square Capital Partners, a position he attained July 31, 2006. Previously he was Managing Director of Citigroup Venture Capital, Ltd. (formerly known as Citicorp Venture Capital, Ltd), and is a director of the following companies: Strategic Industries, LLC; Arizant Inc.; IWCO Direct; and Remy International. He previously served as a director of WCI from March 1999 until July 2002 as a designee of Citicorp Venture Capital, Ltd., or CVC. Mr. McWilliams joined CVC in March 1983 and has been an active participant in the purchase and sale of numerous businesses for over 20 years. He has been a member of CVC’s Investment Committee since 1984.

Kathleen M. Shanahan Director since 2004 Age 47	Ms. Shanahan has been the CEO and a member of the Board of Directors of WRS Infrastructure & Environment, Inc., an environmental engineering services company based in Tampa, Florida, since July 2005. During 2004 she was the President of Irish ROSE Consulting, LLC and also served as a senior consultant for the newly appointed NYSE CEO John Thain, where she assisted in developing the new strategic platform for the exchange. Ms. Shanahan also served as the Chief of Staff for Florida Governor Jeb Bush from January 2001 through November 2003, where she managed a balanced budget ranging from $50 to $60 billion. She was the Senior Vice President Public Affairs/Government Relations with Paine Webber Inc from January 1996 through August 2000. Reporting directly to the Chairman and CEO of Paine Webber, she oversaw various programs, advised on state and federal legislative matters and maintained certain business relationships. She served as the Deputy Secretary of Economic Development with the California Trade Commerce Agency. Ms. Shanahan also currently serves on the following non profit boards: the Lincoln Center Institute Board, the National Parks Foundation Board, Florida’s Disaster Relief Foundation, State Board of Education, and the Florida Business Council 100.

Jerry L. Starkey Director since 2001 Age 47	Mr. Starkey is President and Chief Executive Officer of WCI and a member of its Board of Directors. Prior to his appointment as CEO in 2005, Mr. Starkey served as WCI’s President and Chief Operating Officer. From 1988 to 1998, he was an executive with one of WCI’s predecessor companies, Florida Design Communities, and was President from 1994 until its merger with WCI. Mr. Starkey was also President of Aston Care Systems, Inc. from 1996 until 1998. Mr. Starkey has spent 25 years in the homebuilding industry and led the acquisition, design, development and construction of many master planned communities and thousands of traditional and condominium homes. Under Mr. Starkey’s leadership, WCI evolved from a company that generated most of its revenue from land and parcel sales to merchant builders and other developers, into an enterprise that consumes most of its land through its own homebuilding operations, with a widely recognized and leading brand of luxury active adult, primary and second home communities, traditional and tower residences. Under Mr. Starkey’s leadership, WCI also has expanded to provide real estate services, the most notable being Prudential Florida WCI Realty, which has grown into the sixth largest Prudential realty brokerage in the nation.

Stewart Turley Director since 1998 Age 72	Mr. Turley was Chairman of the Board and Chief Executive Officer of Eckerd Corporation for 22 years before retiring in 1997. At Eckerd, he, at various times, held a number of positions, including President, Senior Vice President, and Vice President, was involved in numerous acquisitions and divestitures of divisions of the company, led a leveraged buy-out and negotiated the sale of Eckerd to JCPenney. As CEO of Eckerd he was involved in hundreds of real estate evaluations and lease signings for drug stores and shopping centers. He previously served on several NYSE listed public company boards, including Barnett Bank of Florida, Sprint Corporation, Spring Industries and MarineMax, and currently serves on the boards of directors of several not-for-profit organizations, including Vail Valley Foundation, the Steadman Hawkins Sports Medicine Foundation and Eckerd Youth Alternatives, Inc.

The vote of a plurality of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for the election of each of the nominees to the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE ELECTION TO THE BOARD EACH OF THE COMPANY’S DIRECTOR NOMINEES LISTED ABOVE

Icahn Funds’ Nominees

On February 16, 2007, Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnerships and other affiliates of Carl C. Icahn sent notice to the Company of their intention to nominate a competing slate of 10 individuals to stand for election as directors of WCI. On April 11, 2007, the Icahn Funds and certain other affiliates of Carl C. Icahn, filed a preliminary proxy statement with the SEC, indicating their intention to solicit proxies in favor of electing their nominees.

If you receive proxy solicitation materials from the Icahn Funds, which will include a Gold proxy card, the Board of Directors unanimously recommends that you NOT return the Gold proxy card or otherwise vote with regard to the Icahn Funds’ nominees. Shareholders who have already either mailed a Gold proxy card or previously cast their vote electronically or by telephone, may revoke their vote and vote in favor of the Company’s nominees by signing, dating and mailing the enclosed WHITE proxy card in the enclosed postage-paid envelope, by telephone or Internet, or by attending the Annual Meeting.

Shareholders may vote by completing, signing, dating and mailing the enclosed WHITE proxy card in the enclosed postage-paid envelope, by submitting a proxy by telephone or Internet, or by attending the Annual Meeting and voting in person.

If you receive proxy solicitation materials from the Icahn Funds, the Board of Directors unanimously recommends that the shareholders of the Company not vote with regard to the Icahn Funds’ director nominees by not returning the Gold proxy card that they may have received from the Icahn Funds or their affiliates. By properly executing and returning the Company’s accompanying WHITE proxy card, any proxy materials previously returned to the Icahn Funds bearing an earlier date, will be revoked.

PROPOSAL TWO

SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP to act as our independent registered public accounting firm for the 2007 fiscal year, and a proposal to ratify this selection will be submitted to the shareholders at the Annual Meeting. Ernst & Young LLP has acted as our independent registered public accounting firm since June 7, 2005, and the Audit Committee and the Board of Directors believe it is desirable and in our best interests to continue to retain that firm. Representatives of Ernst & Young LLP will be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

If the foregoing proposal is not approved by the holders of a majority of the shares represented at the Annual Meeting and entitled to vote thereon, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee and the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2007 FISCAL YEAR.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANT

Principal Accountant

From January 1, 2005 through May 18, 2005, PriceWaterhouseCoopers LLP served as WCI’s independent registered public accounting firm. Ernst & Young has served as WCI’s independent registered public accounting firm since June 7, 2005 and for the fiscal year ended December 31, 2006. In addition to performing the audit of WCI’s consolidated financial statements, Ernst & Young provided various other services during 2006.

In connection with the engagement of Ernst & Young as WCI’s independent registered public accounting firm for the year ended December 31, 2006, WCI entered into an engagement agreement with Ernst & Young which sets forth the terms by which Ernst & Young would perform audit services for WCI. That agreement is subject to alternative dispute resolution procedures.

WCI has invited Ernst & Young to attend the Annual Meeting and anticipates that Ernst & Young will send a representative to attend the Annual Meeting. During the meeting, Ernst & Young will have an opportunity to make a statement and will be available for questions.

Fees paid to Principal Accountant

The following table presents fees for professional audit services rendered by independent registered certified public accounting firms for the audits of WCI’s annual financial statements for the fiscal years ended December 31, 2006 and 2005 and fees billed for other services rendered by such firms during those periods.

Fees Paid	2006	2005 (1)
Audit Fees	$1,927,000	$1,455,000
Audit-Related Fees	77,000	112,000
Tax Fees	495,000	80,000
All Other Fees	50,000	2,500

Total	$2,549,000	$1,649,500

(1)	Includes fees paid to PriceWaterhouseCoopers LLP for services provided through May 18, 2005, as follows:
Audit Fees—$121,000;
Audit-Related Fees—$10,000; and
Tax Fees—$80,000.

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, audit services performed in connection with WCI’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the review of WCI’s interim consolidated financial statements included in quarterly reports, and the provision of consents and comfort letters in connection with public offering transactions.

Audit-Related Fees consist of fees billed for assurance and related services that reasonably are related to the performance of the audit or review of WCI’s consolidated financial statements including audits of subsidiaries, joint ventures and employee benefit plans.

Tax Fees consist of fees billed for professional services rendered for tax advice, planning and compliance. These services include the preparation and review of income tax returns, federal and state tax compliance, acquisitions and tax planning.

All Other Fees consist of technical accounting consulting fees.

There were no services rendered by Ernst & Young to WCI for information technology services related to financial information systems design or implementation during the fiscal year ended December 31, 2006.

Policy for Pre-Approval of Audit Services

The Audit Committee, as required by its Charter, approves in advance any audit or permitted non-audit engagement or relationship between WCI and WCI’s independent registered certified public accounting firm.

The Audit Committee has delegated to its Chair, Hilliard M. Eure, III, the authority to approve in advance all audit or permitted non-audit services subject to full approval of the Audit Committee at the Audit Committee’s next meeting. Mr. Eure has, during the past fiscal year, complied with the requirement that any such approvals be presented to the Audit Committee at its next meeting. WCI’s Audit Committee considered whether Ernst & Young providing such non-audit services was compatible with maintaining Ernst & Young’s independence and determined that the provision of such services did not compromise Ernst & Young’s independence.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following tables contain information about the beneficial ownership of our common stock for:

•	each person known to WCI to be the beneficial owner of more than five percent of our common stock;

•	each director and nominee for director of WCI;

•	each executive officer named in the Summary Compensation Table under “Compensation of Executive Officers”; and

•	all directors and executive officers of WCI as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Security Ownership of Certain Beneficial Owners (Other than Directors, Nominees for Directors and Named Executive Officers)

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as of [April 18], 2007, the only persons known by us to be beneficial owners of more than 5% of our common stock were as follows.

Name and Address of Beneficial Owner	Shares of WCI Communities Common Stock	Percent of Class
Icahn Partners LP (1) c/o Icahn Associates Corp. 767 Fifth Avenue, 47th Floor New York, NY 10153	6,096,175	14.57%

Sandell Asset Management Corp. (2) 40 West 57th Street, 26th Floor New York, NY 10019	4,091,600	9.80%

SAC Capital Advisors, LLC (3) 72 Cummings Point Road Stamford, CT 06902	4,000,000	9.50%

Wellington Management Company, LLP (4) 75 State Street Boston, MA 02109	3,274,950	7.82%

Highbridge Capital Management, LLC (5) 9 West 57th Street, 27th Floor New York, NY 10019	2,989,500	7.12%

Neuberger Berman Inc. (6) 605 Third Avenue New York, NY 10158	2,819,127	6.74%

Hotchkis and Wiley Capital Management, LLC (7) 725 South Figueroa Street, 39th Floor Los Angeles, CA 90017	2,770,550	6.60%

Citigroup, Inc. (8) 399 Park Avenue New York, NY 10043	2,508,391	5.90%

Dimensional Fund Advisors (9) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,419,294	5.78%

Name and Address of Beneficial Owner	Shares of WCI Communities Common Stock	Percent of Class
Iridian Asset Management, LLC (10) 276 Post Road West Westport, CT 06880	2,332,700	5.60%

Citadel Limited Partnership (11) 131 South Dearborn Street 32nd Floor Chicago, IL 60603	2,297,656	5.50%

Marvin C. Schwartz (12) c/o Neuberger Berman, LLC 605 Third Avenue New York, NY 10158	2,226,100	5.32%

Morgan Stanley (13) 1585 Broadway New York, NY 10036	2,238,998	5.30%

D.E. Shaw & Co., L.P. (14) 120 W. 45th Street, Tower 45 39th Floor New York, NY 10036	2,103,909	5.00%

(1)	This information is based on a Schedule 13D/A filed with the Securities and Exchange Commission on February 16, 2007 by Icahn Partners LP and affiliated entities, which reported sole and shared voting and dispositive power as follows: High River Limited Partnership, Sole Voting Power with respect to 1,279,725 shares, Sole Dispositive Power with respect to 1,279,725 shares; Hopper Investments LLC, Shared Voting Power with respect to 1,279,725 shares, Shared Dispositive Power with respect to 1,279,725 shares; Barberry Corp., Shared Voting Power with respect to 1,279,725 shares, Shared Dispositive Power with respect to 1,279,725 shares; Icahn Partners Master Fund LP, Sole Voting Power with respect to 1,914,558 shares, Sole Dispositive Power with respect to 1,914,558 shares; Icahn Offshore LP, Shared Voting Power with respect to 1,914,558 shares, Shared Dispositive Power with respect to 1,914,558 shares; CCI Offshore Corp., Shared Voting Power with respect to 1,914,558 shares, Shared Dispositive Power with respect to 1,914,558 shares; Icahn Partners LP, Sole Voting Power with respect to 2,901,892 shares, Sole Dispositive Power with respect to 2,901,892 shares; Icahn Onshore LP, Shared Voting Power with respect to 2,901,892 shares, Shared Dispositive Power with respect to 2,901,892 shares; CCI Onshore Corp., Shared Voting Power with respect to 2,901,892 shares, Shared Dispositive Power with respect to 2,901,892 shares; and Carl C. Icahn, Shared Voting Power with respect to 6,096,175 shares, Shared Dispositive Power with respect to 6,096,175 shares.
(2)	This information is based on a Schedule 13D filed with the Securities and Exchange Commission on March 14, 2007 by Sandell Asset Management Corp. and affiliated entities, which reported shared voting and dispositive power as follows: Castlerigg Master Investments Ltd, Shared Voting Power with respect to 2,182,626 shares, Shared Dispositive Power with respect to 2,182,626 shares; Sandell Asset Management Corp., Shared Voting Power with respect to 4,091,600 shares, Shared Dispositive Power with respect to 4,091,600 shares; Castlerigg International Limited, Shared Voting Power with respect to 2,182,626 shares, Shared Dispositive Power with respect to 2,182,626 shares; Castlerigg International Holdings Limited, Shared Voting Power with respect to 2,182,626 shares, Shared Dispositive Power with respect to 2,182,626 shares; Castlerigg Global Select Fund, Limited, Shared Voting Power with respect to 1,908,974 shares, Shared Dispositive Power with respect to 1,908,974 shares; CGS, Ltd., Shared Voting Power with respect to 1,908,974 shares, Shared Dispositive Power with respect to 1,908,974 shares; Castlerigg GS Holdings, Ltd., Shared Voting Power with respect to 1,908,974 shares, Shared Dispositive Power with respect to 1,908,974 shares; and Thomas E. Sandell, Shared Voting Power with respect to 4,091,600 shares, Shared Dispositive Power with respect to 4,091,600 shares.
(3)	This information is based on a Schedule 13D filed with the Securities and Exchange Commission on March 20, 2007 by S.A.C. Capital Advisors, LLC and affiliated entities, which reported sole voting and dispositive power as follows: S.A.C. Capital Advisors, LLC, Shared Voting Power with respect to 4,000,000 shares, Shared Dispositive Power with respect to 4,000,000 shares; S.A.C. Capital Management, LLC, Shared Voting Power with respect to 4,000,000 shares, Shared Dispositive Power with respect to 4,000,000 shares; S.A.C. Capital Associates, LLC, Shared Voting Power with respect to 4,000,000 shares, Shared Dispositive Power with respect to 4,000,000 shares; and Steven A. Cohen, Shared Voting Power with respect to 4,000,000 shares, Shared Dispositive Power with respect to 4,000,000 shares.
(4)	This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2007 by Wellington Management Company, LLP, which reported shared voting and dispositive power as follows: Shared Voting Power with respect to 2,680,150 shares, Shared Dispositive Power with respect to 3,233,150 shares. The filing states that clients of Wellington Management Company, LLP, an investment adviser, are record owners of the shares. According to the filing, the interest of any one client does not exceed 5%.
(5)

This information is based on a Schedule 13D filed with the Securities and Exchange Commission on March 16, 2007 by Highbridge Capital Management, LLC and affiliated entities, which reported shared voting and dispositive power as follows: Highbridge Capital Management, LLC, Shared Voting Power with respect to 2,989,500 shares, Shared Dispositive Power with respect to 2,989,500 shares;

Highbridge International LLC, Shared Voting Power with respect to 1,823,225 shares, Shared Dispositive Power with respect to 1,823,225 shares; STAR, L.P., Sole Voting Power with respect to zero shares, Sole Dispositive Power with respect to zero shares; Highbridge Capital Corporation, Shared Voting Power with respect to 1,823,225 shares, Shared Dispositive Power with respect to 1,823,225 shares; Highbridge Event Drive/Relative Value Fund, L.P., Shared Voting Power with respect to 151,146 shares, Shared Dispositive Power with respect to 151,146 shares; Highbridge Event Drive/Relative Value Fund, Ltd., Shared Voting Power with respect to 1,013,529 shares, Shared Dispositive Power with respect to 1,013,529 shares; Highbridge Fixed Income Opportunity Master Fund, L.P., Shared Voting Power with respect to 1,104 shares, Shared Dispositive Power with respect to 1,104 shares; Highbridge Fixed Income Opportunity Institutional Fund, Ltd., Shared Voting Power with respect to 496 shares, Shared Dispositive Power with respect to 496 shares; Highbridge Master L.P., Shared Voting Power with respect to 1,823,225 shares, Shared Dispositive Power with respect to 1,823,225 shares; Highbridge Capital L.P., Shared Voting Power with respect to 1,823,225 shares, Shared Dispositive Power with respect to 1,823,225 shares; Highbridge GP, Ltd., Shared Voting Power with respect to 1,823,225 shares, Shared Dispositive Power with respect to 1,823,225 shares; Highbridge GP, LLC, Shared Voting Power with respect to 1,823,225 shares, Shared Dispositive Power with respect to 1,823,225 shares; Glenn Dubin, Shared Voting Power with respect to 2,989,500 shares, Shared Dispositive Power with respect to 2,989,500 shares; and Henry Swieca, Shared Voting Power with respect to 2,989,500 shares, Shared Dispositive Power with respect to 2,989,500 shares.

(6)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007 by Neuberger Berman Inc. and affiliated entities, which reported sole and shared voting and dispositive power as follows: Neuberger Berman Inc., Sole Voting Power with respect to 1,706,427 shares, Shared Dispositive Power with respect to 2,819,127 shares; and Neuberger Berman LLC, Sole Voting Power with respect to 1,706,427 shares, Shared Dispositive Power with respect to 2,819,127 shares.
(7)	This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on April 10, 2007 by Hotchkis and Wiley Capital Management, LLC, which reported sole voting and dispositive power as follows: Sole Voting Power with respect to 1,870,500 shares, Sole Dispositive Power with respect to 2,770,500 shares. The filing states that clients of Hotchkis and Wiley Capital Management, LLC, an investment adviser, are record owners of the shares and that Hotchkis and Wiley Capital Management, LLC disclaims beneficial ownership of the shares reported. To the knowledge of Hotchkis and Wiley Capital Management, LLC, the interest of any one client does not exceed 5%.
(8)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2007 by Citigroup Inc., which reported shared voting and dispositive power as follows: Shared Voting Power with respect to 2,508,391 shares, Shared Dispositive Power with respect to 2,508,391 shares.
(9)	This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2007 by Dimensional Fund Advisors LP, which reported sole voting and dispositive power as follows: Sole Voting Power with respect to 2,419,294 shares, Sole Dispositive Power with respect to 2,419,294 shares. The filing states that clients of Dimensional Fund Advisors LP, an investment advisor registered under the Investment Advisors Act of 1940, are record owners of the shares and that Dimensional Fund Advisors LP disclaims beneficial ownership of these securities. To the knowledge of Dimensional Fund Advisors LP, the interest of any one client does not exceed 5%.
(10)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2007 by Iridian Asset Management LLC and affiliated entities, which reported shared voting and dispositive power as follows: Iridian Asset Management LLC, Shared Voting Power with respect to 2,332,700 shares, Shared Dispositive Power with respect to 2,332,700 shares; The Governor and Company of the Bank of Ireland, Shared Voting Power with respect to 2,332,700 shares, Shared Dispositive Power with respect to 2,332,700 shares; BIAM Holdings, Shared Voting Power with respect to 2,332,700 shares, Shared Dispositive Power with respect to 2,332,700 shares; BancIreland (US) Holdings, Inc., Shared Voting Power with respect to 2,332,700 shares, Shared Dispositive Power with respect to 2,332,700 shares; and BIAM (US) Inc., Shared Voting Power with respect to 2,332,700 shares, Shared Dispositive Power with respect to 2,332,700 shares.
(11)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on March 12, 2007 by Citadel Limited Partnership and affiliated entities, which reported shared voting and dispositive power as follows: Citadel Limited Partnership, Shared Voting Power with respect to 2,297,656 shares, Shared Dispositive Power with respect to 2,297,656 shares; Citadel Investment Group, L.L.C., Shared Voting Power with respect to 2,297,656 shares, Shared Dispositive Power with respect to 2,297,656 shares; Kenneth Griffin, Shared Voting Power with respect to 2,297,656 shares, Shared Dispositive Power with respect to 2,297,656 shares; Citadel Equity Fund Ltd., Shared Voting Power with respect to 2,297,656 shares, Shared Dispositive Power with respect to 2,297,656 shares; and Citadel Derivatives Group LLC, Shared Voting Power with respect to 2,297,656 shares, Shared Dispositive Power with respect to 2,297,656 shares.
(12)	This information is based on a Schedule 13D filed with the Securities and Exchange Commission on November 21, 2006 by Marvin C. Schwartz, which reported sole and shared voting and dispositive power as follows: Sole Voting Power with respect to 1,224,400 shares, Sole Dispositive Power with respect to 1,224,400 shares, Shared Dispositive Power with respect to 1,001,700.
(13)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2007 by Morgan Stanley, which reported sole voting and dispositive power as follows: Sole Voting Power with respect to 2,222,098 shares, Sole Dispositive Power with respect to 2,238,998 shares.
(14)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on March 12, 2007 by D.E. Shaw & Co., L.P. and David E. Shaw, which reported shared voting and dispositive power as follows: D.E. Shaw & Co., L.P., Shared Voting Power with respect to 2,103,909 shares, Shared Dispositive Power with respect to 2,103,909 shares; and Mr. Shaw, Shared Voting Power with respect to 2,103,909 shares, Shared Dispositive Power with respect to 2,103,909 shares.

Security Ownership of Management (as of [March 30], 2007)

Name and beneficial ownership of all directors, nominees for director, named executive officers and all directors and executive officers as a group	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Don E. Ackerman (1)	3,101,374	7.4%
Jerry L. Starkey (2)	933,747	2.2%
James P. Dietz (3)	308,596	*
David L. Fry (4)	163,271	*
Charles E. Cobb, Jr. (5)	130,575	*
Christopher J. Hanlon (6)	110,788	*
Albert F. Moscato, Jr. (7)	74,877	*
Lawrence L. Landry (8)	49,009	*
F. Philip Handy (9)	47,833	*
Stewart Turley (10)	37,305	*
Kathleen M. Shanahan (11)	25,937	*
Hilliard M. Eure, III (12)	22,586	*
Thomas F. McWilliams (13)	13,031	*
James F. McDonald	1,072	*

All directors and executive officers as a group (18 persons)	5,174,588	12.3%

*	Represents beneficial ownership of less than 1%.
(1)	The Don E. Ackerman Trust dated 12/14/1996, of which Mr. Ackerman is Trustee and the beneficiary, beneficially owns 3,075,626 shares. Mr. Ackerman has 1,643 vested stock options. In addition 24,105 shares of WCI common stock are owned by Chandelle Ventures, Inc., of which Mr. Ackerman is the president and primary shareholder. Mr. Ackerman has pledged 500,000 shares to secured outstanding indebtedness.
(2)	Mr. Starkey beneficially owns 122,039 shares of WCI common stock and has 810,908 vested stock options. In addition, Mr. Starkey’s wife owns 800 shares of WCI Common Stock.
(3)	Mr. Dietz beneficially owns 70,000 shares of WCI common stock and has 238,596 vested stock options.
(4)	Mr. Fry beneficially owns 16,322 shares of WCI common stock and has 146,949 vested stock options.
(5)	Mr. Cobb beneficially owns 115,000 shares of WCI common stock, 9,080 restricted stock units and 1,495 vested stock options. In addition, 5,000 shares of WCI common stock are held by the Cobb Family 22nd Century Fund 1, a trust for the descendants of Mr. Cobb. Mr. Cobb is the Trustee and the Settlor of the Trust. Mr. Cobb disclaims any beneficial interest in these shares. Mr. Cobb has been granted 9.080 restricted stock units for which Mr. Cobb has no voting or dispositive power, and for which he will not receive any economic benefit until cessation of service as a director of WCI.
(6)	Mr. Hanlon beneficially owns 36,400 shares of WCI common stock and has 74,388 vested stock options.
(7)	Mr. Moscato beneficially owns 24,601 shares of WCI common stock and has 50,276 vested stock options.
(8)	Mr. Landry beneficially owns 15,700 shares of WCI common stock, 27,444 vested stock options, and 2,106 stock appreciation rights. In addition, Mr. Landry has been granted 2,707 restricted stock units for which Mr. Landry has no voting or dispositive power, and for which he will receive no economic benefit until January 1, 2008 and 1,052 restricted stock units for which Mr. Landry has no voting or dispositive power, and for which he will receive no economic benefit until January 1, 2009. Mr. Landry has pledged 7,800 shares to secured outstanding indebtedness.
(9)	Mr. Handy beneficially owns 33,748 shares of WCI common stock, 6,125 vested stock options. Mr. Handy also has been granted 6,960 restricted stock units for which Mr. Handy has no voting or dispositive power, and for which he will receive no economic benefit until cessation of service as a director of WCI. In addition, 1,000 shares of WCI common stock are held by the Handy Family Partnership, of which Mr. Handy is the president and sole shareholder of the general partner of the Handy Family Partnership. Mr. Handy has pledged 29,319 shares to secured outstanding indebtedness.
(10)	Mr. Turley beneficially owns 5,200 shares of WCI common stock and 27,444 vested stock options. In addition, Mr. Turley has been granted 4,661 restricted stock units for which Mr. Turley has no voting or dispositive power, and for which he will receive no economic benefit until cessation of service as a director of WCI.
(11)	Ms. Shanahan beneficially owns 6,709 shares of WCI common stock, 1,591 vested stock options and 17,637 stock appreciation rights.
(12)	Mr. Eure beneficially owns 5,700 shares of WCI common stock, 10,209 vested stock options and 6,677 stock appreciation rights.
(13)	Mr. McWilliams beneficially owns 8,968 shares of WCI common stock and 4,063 vested stock options.

EXECUTIVE OFFICERS

The executive officers of WCI, their respective positions, ages and biographical information are set forth below. Biographical information on Mr. Starkey, who serves as a director and the Chief Executive Officer of WCI, is set forth in the “Election of Directors” section above.

Paul D. Appolonia Senior Vice President (Human Resources) Age 52	Mr. Appolonia is responsible for the recruitment, training and development, retention and compensation of WCI’s professionals and employees. Prior to joining WCI in 2002, Mr. Appolonia was the Vice President Human Resources and Corporate Services for Orius Corp. He also led Human Resources and Corporate Services for Ocwen Financial Corporation, Inc. as a Vice President. Mr. Appolonia brings 29 years of human resources and personnel management experience to WCI.

R. Michael Curtin Senior Vice President (Marketing and Sales Division) Age 59	Mr. Curtin has held the position of Senior Vice President, Marketing and Sales, of WCI since 1999, and is responsible for the marketing, advertising, sales training and brand awareness for WCI’s tower and traditional home offerings nationwide. From 1989 to 1991 and from 1995 to 1997, Mr. Curtin held various positions as Marketing Manager/Sales Manager and Vice President of Marketing, at Florida Design Communities, one of WCI’s predecessor companies. From 1997 until the merger with Florida Design Communities, Mr. Curtin was Senior Vice President, Marketing and Sales of Florida Design Communities. From 1991 to 1995, Mr. Curtin was Marketing and Sales Director for the Rosedale Golf and Country Club, a community owned by the Hunt Club.

James P. Dietz Executive Vice President and Chief Financial Officer Age 42	Since 1998, Mr. Dietz has held the position of Chief Financial Officer. From 1995 to 1998, he held various positions at Florida Design Communities, one of WCI’s predecessor companies, initially as Corporate Controller and later as Chief Financial Officer and Treasurer. Prior to 1995, Mr. Dietz was Manager of Business Development for GTE Leasing Corp. as well as Audit Manager with Arthur Andersen & Co. Mr. Dietz is a Certified Public Accountant.

David L. Fry Chief Operating Officer (Traditional Homebuilding and Real Estate Services) and Senior Vice President Age 47	Mr. Fry is responsible for WCI’s traditional homebuilding activity nationwide, and was named Chief Operating Officer of Traditional Homebuilding and Real Estate Services and Senior Vice President in February, 2006. Mr. Fry previously held positions as WCI’s Division President of the Real Estate Services and Traditional Homebuilding West Central Florida Region and Amenities Divisions. He joined WCI in 1995 as Vice President of Amenities, and subsequently led WCI’s Real Estate Services encompassing the operating business units of WCI Title, WCI Mortgage and Prudential Florida WCI Realty. Prior to 1995, Mr. Fry was Golf Operations Director of the South Seas Resort Company.

Christopher J. Hanlon Chief Operating Officer (Tower Homebuilding) and Senior Vice President Age 40	Mr. Hanlon, who joined WCI in 1991, is responsible for WCI’s tower residential development nationwide. He was named Senior Vice President of WCI’s Tower Division in 2005, and Chief Operating Officer of Tower Homebuilding in February 2006.

Vivien N. Hastings Senior Vice President, Secretary and General Counsel Age 55	Ms. Hastings has been the Senior Vice President and General Counsel for WCI since 1998. In 1995, Ms. Hastings was Senior Vice President and General Counsel of WCI Communities Limited Partnership. Prior to her role as General Counsel, she held various positions in WCI Communities Limited Partnership’s legal department. From 1982 to 1989, Ms. Hastings was Vice President and Co-General Counsel of Merrill Lynch Hubbard, Inc., a real estate division of Merrill Lynch & Co. Prior to her tenure with Merrill Lynch, she was an associate with the law firm of Winston & Strawn.

Albert F. Moscato, Jr. Senior Vice President (Business Development) Age 48	Mr. Moscato joined WCI in 1996. Mr. Moscato is responsible for WCI’s land and corporate acquisitions nationwide as well as corporate land sales. Mr. Moscato was a WCI Tower Division President prior to becoming responsible for business development. Prior to joining WCI, Mr. Moscato was the Executive Vice President, Chief Operating Officer of Point Marco Development Corp. and held various positions with Shawmut Bank, N.A., including Vice President-Group Manager and Vice President-Regional Manager within the Real Estate Lending Division.

Albert H. Small, Jr. President, WCI Mid-Atlantic U.S. Region, Inc. (President, Mid-Atlantic U.S. Division) Age 50	Until 2005, Mr. Small served as President of Renaissance Housing Corp. which he founded in 1984. Renaissance developed more than 2,000 luxury homes and tower residences in the metropolitan Washington, D.C. area and was awarded NAHB’s America’s Best Builder in 1999.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This compensation discussion and analysis, or CD&A, is intended to provide an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Compensation of Executive Officers” you will find a series of tables containing specific data about the compensation earned or paid in 2006 to the following individuals, whom we refer to as our named executive officers:

•	our President and Chief Executive Officer, Jerry L. Starkey;

•	our Executive Vice President and Chief Financial Officer, James P. Dietz;

•	Chief Operating Officer and Senior Vice President of our Towers division, Christopher J. Hanlon;

•	Chief Operating Officer and Senior Vice President of our Homebuilding and Real Estate Services divisions, David L. Fry; and

•	our Senior Vice President Business Development, Albert F. Moscato Jr.

The discussion below is intended to help the reader understand the detailed information provided in those tables and to put that information into a context within our overall compensation program.

Executive Compensation Oversight

Our executive compensation program is administered by the Executive Compensation Committee of our Board of Directors (referred to in this CD&A as the “Committee”), which currently includes all of our non-employee board members who qualify as “independent” directors as defined under the NYSE listing standards. All Committee members are also “outside directors,” as defined under Section 162(m) of the Internal Revenue Code, and “non-employee” directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. We believe that their independence from management allows the Committee members to provide objective consideration of various elements that could be included in an executive compensation program and apply independent judgment about which elements and designs best achieve our compensation objectives.

The Committee has the sole authority to retain independent compensation consultants and outside legal counsel to assist it in the execution of its duties and responsibilities. During 2006, the Committee retained an independent consulting firm, Mercer Human Resource Consulting (Mercer), and an outside law firm, Alston & Bird LLP, for this purpose. Mercer currently advises the Committee on a variety of issues, including compensation strategy, market benchmarking, pay and performance alignment versus industry peers, executive pay trends and developments and incentive compensation plan review and potential design modifications. Alston & Bird LLP advises the Committee on laws, regulations and rules related to executive compensation matters, as well as such things as filing requirements, termination and severance agreements and change in control provisions.

Information about the Committee, its roles and responsibilities, and the processes it uses in determining the compensation of our named executive officers is provided on pages 6 and 7 of this proxy statement under the caption “Executive Compensation Committee” and in this CD&A.

Executive Compensation Philosophy and Objectives

We believe an effective executive compensation program should meet the needs of the company, our shareholders and our executives. Consequently, our executive compensation program is intended to achieve the following key objectives:

1.	To focus our executives on the key business objectives that are reflected in our annual and five-year strategic plans and are intended to create long-term shareholder value.

2.	To align executive compensation with corporate and individual performance, both over the short-term and the long-term, with an appropriate relationship between risk and reward.

3.	To align executive and shareholder interests and encourage executive stock ownership.

4.	To attract, retain and motivate highly talented executives to lead our continued growth and success and to reward them for their contributions towards that success.

5.	To provide fair and competitive pay relative to comparably-sized organizations as well as other companies we aspire to emulate.

In order to achieve these objectives, our executive compensation program includes the following primary components:

•	Competitive base salaries reflective of each executive’s responsibility level and such executive’s performance and contribution to our success over time.

•	Performance-based annual incentives tied to the attainment of specified business objectives at the corporate, business unit and individual levels.

•	Equity-based long-term incentives linked to strategic goals and long-term shareholder value creation.

•	Competitive employee retirement, health and welfare benefits that meet the needs of our employees and their families at a reasonable shared cost.

Each of these components is described in more detail later in this CD&A.

Executive Compensation Core Principles

Management and the Committee have established the following principles to guide the design and administration of our executive compensation program:

1.	The executive compensation program should reinforce key business and strategic objectives:

Performance goals under our annual and long-term incentive compensation plans are directly linked to our annual and strategic plans, which emphasize continuing improvements in our short-term and longer-term financial results and shareholder value creation. Annual incentives reward short-term performance over a one-year period in support of the annual business plan. Performance goals are established at corporate, business unit and individual levels to promote teamwork and individual accountability and to focus on areas in which an executive’s responsibilities are concentrated. Long-term incentives are tied to intermediate performance results over a one- to three-year period, in the case of performance shares, and long-term stock price appreciation over periods of up to 10 years, in the case of stock-settled stock appreciation rights (SSARs).

2.	Pay should be aligned with performance:

Our executive compensation program places a strong emphasis on performance-based variable pay, with no rewards earned for results below a designated threshold level. Annual incentives and performance share grants will only be earned if performance goals are met, and SSARs will only have value if our stock price appreciates between the time of grant and the time of exercise. Executives can earn significant incentive rewards when outstanding performance results are achieved and little or no rewards when performance is below the targeted level. Additionally, base salary merit increases are affected by company and individual performance considerations.

3.	A majority of pay for top executives should be contingent on performance:

In keeping with our pay-for-performance orientation, the majority of total pay opportunities for our executive officers is performance-based. Consistent with competitive practice, the emphasis on variable “at risk” pay increases with level of responsibility and each position’s ability to affect the company’s overall performance.

4.	Long-term incentives should be provided to align executive and shareholder interests, facilitate executive stock ownership and enhance employee retention:

Long-term incentives align senior executive and shareholder interests by linking a meaningful component of total executive pay opportunities to multi-year financial goals and long-term shareholder value creation. Our executive officers currently receive a combination of SSARs and performance shares, with awards settled in stock to facilitate executive stock ownership. Performance measures include stock price appreciation as well as other metrics that drive long-term company value creation. Since awards vest over a multi-year period (typically two to four years), they also enhance executive retention.

5.	Total compensation should be fair and competitive:

The homebuilding industry is highly competitive and many of our direct competitors are larger in terms of annual revenues than we are. As a result, we must ensure that our executive pay program is competitive with comparably-sized organizations, as well as larger homebuilders, in order to attract and retain highly talented executives for our continued growth and success. As further described below under “Competitive Analysis,” the Committee periodically retains an independent compensation consultant to assess pay competitiveness for our executive officers relative to our industry peers. In addition to being externally competitive, we believe that pay determinations should promote internal equity for comparable positions with similar levels of responsibility and performance.

6.	Incentive compensation design should be simple and clearly understood by executive participants:

During 2006, we used two primary performance measures for corporate and business unit goals under our annual incentive plans, and three performance measures in the case of performance share grants. All performance measures are clearly defined and readily understood by executive participants. We also provide annual written notification to participants of performance goals and corresponding award opportunities for the current year’s incentive compensation plans.

Competitive Analysis

The Committee’s policy is to set senior executive pay at sufficiently competitive levels to attract, retain and motivate highly talented individuals to contribute to our goals, objectives and overall financial success. We do not establish formal targeted levels of pay relative to the external market. Instead, the Committee seeks to ensure that our executive compensation program reinforces our business objectives and that pay is aligned with short-term and long-term performance results. As a result, our executive compensation program emphasizes variable pay designed to provide competitive total pay opportunities when performance goals are achieved. Actual pay can be at, above, or below the competitive market based on our actual performance versus planned performance and stock price appreciation levels.

As further discussed below, in determining competitive market levels for our named executive officers, the Committee reviews pay practices for a designated industry peer group of publicly-traded homebuilders. For purposes of this review, Mercer compiles information comparing performance results for WCI and industry peers, using selected measures over one-year and three-year periods, to gauge the relative alignment of executive pay with overall company performance. The Committee also considers other market data sources, such as published executive compensation surveys for the homebuilding and broader real estate industries.

When making pay determinations for our named executive officers, the Committee considers a variety of factors including, among other things, our actual versus planned performance, overall company performance and size relative to industry peers, individual executive performance and expected future contribution, changes in economic conditions and the external marketplace. In addition, the Committee considers Mr. Starkey’s recommendations with respect to executive officers other than himself.

The 2006 industry peer group consisted of the following 11 publicly-traded homebuilders: Beazer Homes USA Inc., Hovnanian Enterprises Inc., KB Home, MDC Holdings Inc., Meritage Homes Corp., NVR Inc., Ryland Group Inc., Standard Pacific Corp., Technical Olympic USA Inc., Toll Brothers Inc. and William Lyon Homes. Many of these homebuilders are larger in size than WCI in terms of annual revenues but compete with us for business and/or executive talent. As previously noted, the industry peer group was also used to assess relative alignment of named executive officer pay and overall company performance. Several of the largest publicly-traded homebuilders, such as Centex Corp., D R Horton Inc., Lennar Corp. and Pulte Homes Inc., were excluded from the peer group due to their significantly larger size. The industry peer group is periodically reviewed by Mercer, the Committee and management to ensure that it continues to reflect our direct competitors within designated size parameters.

Regulatory and Other Considerations

Tax Regulations. In establishing pay levels for our named executive officers, the Committee considers the impact of several tax provisions, including the provisions of Section 409A of the Internal Revenue Code (the “Code”) regarding non-qualified deferred compensation, the change-in-control provisions of Sections 280G and 4999 of the Code, and the annual compensation deduction limits imposed by Section 162(m) of the Code. Section 162(m) imposes a $1 million limit on the amount that we can deduct for compensation paid to any one of our named executive officers in any year. This limitation does not apply to pay that qualifies as “performance-based compensation” (as defined under Section 162(m)). In order to qualify as “performance based,” compensation must, among other things, be based solely on the attainment of pre-established objective goals under a shareholder-approved plan, and the Committee cannot use discretion to pay more than the pre-established formula amount.

The Committee generally seeks to structure our annual incentive and long-term incentive arrangements for named executive officers to qualify for full tax deductibility under Section 162(m). For example, in 2006, our shareholders approved the Senior Management Incentive Compensation Plan, discussed later in this CD&A, which allows the Committee to provide performance-based annual incentive opportunities for our named executive officers that are fully tax deductible by us under Section 162(m). Our 2004 Stock Incentive Plan is also designed to allow the grant of performance-based incentive awards that qualify as “performance based compensation” under Section 162(m). However, to maintain flexibility in compensating our executives, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the deduction limit of Section 162(m) when the Committee believes that such payments are appropriate.

Accounting Considerations. In making decisions about executive compensation, we also consider how various elements of compensation will impact our financial results. For example, we consider the impact of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, or SFAS 123R, which requires us to recognize the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of those awards.

Tax and accounting treatment are just two of many factors impacting plan design and pay determinations. Our executive compensation program is designed to achieve the most favorable tax and accounting treatment possible as long as doing so does not conflict with effective plan design or program objectives.

Compensation Components

We compensate our senior executives through a variety of components, including base salary, annual incentives, long-term incentives, and benefits and perquisites, in order to provide a competitive overall compensation and benefits package.

Mix of Total Compensation. The mix and value of these components is impacted by a variety of factors, such as responsibility level, individual performance and market practice. Our emphasis is on annual and long-term incentives tied to company financial performance and stock price. For each of our named executive officers and other executive positions, the sum of annual and long-term incentives is targeted to exceed salary to emphasize pay that varies based on performance, rather than other forms of compensation which do not directly vary with performance. Base salaries are the other significant form of current compensation but receive a lower weighting. Only a small portion of total compensation is not paid in current cash or stock. The bulk of non-current compensation is provided through our 401(k) plan. Perquisites and other types of non-cash benefits are used on a limited basis and represent only a small portion of total compensation for executives. The primary objectives, design considerations and reward processes for each component are described below.

Base Salary. Base salary provides executives with a steady income stream reflective of their level of responsibility, experience, individual performance and contributions to our overall success. It serves as a means, in conjunction with other pay components, to attract highly talented executives. Base salaries can impact the value of other pay and benefits components, to the extent award opportunities are expressed as a percentage of salary. Since annual and long-term incentive award opportunities for our named executive officers in 2006, other than Mr. Moscato, were not expressed as a multiple of salary, changes in base pay did not directly affect their incentive award opportunities in 2006. The Committee does not establish a specific targeted level of competitiveness for base salaries or other pay components relative to the external market. Instead, salaries are set at levels deemed sufficiently competitive to facilitate the attraction and retention of high quality executives.

Each year, the Committee reviews and approves base salary levels for our executive officers, taking into consideration: (1) its assessment of each executive’s level of experience, responsibility, individual performance and impact on WCI’s overall results, (2) market pay practices and (3) our Chief Executive Officer’s recommendations with respect to other executive officers. Salary increases, once approved, typically become effective January 1st of each year.

Our Chief Executive Officer did not receive a salary increase in 2006. Other named executive officers received salary increases in 2006 ranging from 4.5% to 34.1% above 2005 levels, including promotion adjustments for Mr. Hanlon and Mr. Fry, both of whom assumed their roles as business unit chief operating officers in February 2006.

Annual Incentives. Annual incentives are a core component of our pay-for-performance philosophy. The primary objective of annual incentives is to align a meaningful portion of total pay opportunities for executives and other key employees to the attainment of short-term performance goals in support of the annual business plan. We believe that providing a performance-based annual bonus opportunity helps officers and managers achieve their respective business plans for the year by keeping them focused on how their day-to-day decisions affect the achievement of short-term financial targets and their personal contributions to our success. The annual bonus plan encourages and reinforces teamwork as well as individual contributions towards our stated business goals.

In 2006, our named executive officers, other than Mr. Moscato, participated in the Senior Management Incentive Compensation Plan (SMICP), which was approved by shareholders in May 2006. The SMICP was established to provide performance-based annual incentive award opportunities to designated executive officers that would be fully tax deductible by us under Section 162(m) of the Code. In lieu of participation in the SMICP in 2006, 80% of Mr. Moscato’s bonus opportunity was based on the company’s achievement of target land sales revenue, and 20% was based on the company’s achievement of goals for net income and return on capital.

Each year, management recommends to the Committee performance goals for each measure under the SMICP and also under our Management Incentive Compensation Plan (MICP), which is the annual bonus plan for senior managers other than our named executive officers. These recommendations take into consideration the annual business plan, past performance and then-current market conditions. In reviewing proposed performance goals, the Committee considers their probability of attainment and alignment with the annual business plan. During the first quarter of each fiscal year, the Committee approves the annual performance goals and award opportunities for the current plan year under the SMICP and the MICP.

For 2006, maximum annual incentive award opportunities under the SMICP were established as a fixed percentage of corporate pre-tax net income, after giving effect to any bonuses paid under the MICP, and subject to a maximum individual award limit of $8.4 million. Any maximum awards earned under the SMICP can be reduced by the Committee based on its assessment of our actual performance relative to the annual business plan and any other factors the Committee deems relevant, including personal performance of individual participants.

The SMICP provides the flexibility to preserve a tax deduction for any bonuses paid to our senior executive officers, if warranted, even in years when management performs well but our performance is adversely affected by extraordinary events or unforeseen challenges beyond our control, such as a material downturn in the homebuilding industry. Also, the Committee’s ability to use its judgment to pay less than the maximum formula SMICP award, other than Mr. Moscato, can be used to prevent unintended windfalls and ensure that bonuses are warranted based on a comprehensive review of our overall performance results relative to the annual business plan.

Maximum annual incentive award opportunities for our named executive officers under the SMICP for 2006, expressed as a percentage of corporate pre-tax net income, are shown in the following table:

Named Executive Officer	2006 Maximum Award Opportunity as a Percentage of WCI Pre-Tax Net Income *
Mr. Starkey	1.323%
Mr. Dietz	0.423%
Mr. Hanlon	0.404%
Mr. Fry	0.404%
Mr. Moscato	N/A

*	The Committee may exercise discretion to pay any lesser amount.

The Committee may exercise discretion to pay less than the maximum SMICP awards. Performance results relative to our annual business plan serve as the primary basis for the Committee’s use of negative discretion. The following table summarizes threshold, target and superior performance goals established at the corporate and business unit levels under the MICP for 2006, which guided the Committee’s assessment of company and executive performance for purposes of considering bonus amounts under the SMICP.

Measure	Threshold*	Target*	Superior*
Corporate Net Income	$212.8	$250.3	$333.6
Corporate Return on Capital	11%	13%	17%
Gross Margin (Homebuilding & RE Services)	$306.3	$360.3	$480.3
Gross Margin (Towers)	$268.2	$315.5	$420.6

*	Dollar amounts are shown in millions.

The year 2006 was a difficult one for the homebuilding industry. Our expectations in early 2006, when incentive funding targets were submitted to the Committee for review and approval, were more optimistic than what actually occurred in the industry and in terms of our own financial results. Consequently, our annual incentive targets for funding purposes under the MICP and, as described in more detail under “Long Term Incentives,” our three-year incentive targets for performance shares granted in February 2005 and January 2006 were set too high to be attainable within the current environment. This downturn in business also had a significant impact on the funding of annual incentives for senior executives under the SMICP. As a result, bonuses were not earned for the vast majority of participants in the MICP, and, consistent with Mr. Starkey’s recommendation and the Committee’s concurrence, no incentive awards were made to any of our named executive officers under the SMICP for 2006 or to Mr. Moscato under his bonus arrangement described above.

However, at the recommendation of Mr. Starkey, the Committee did approve a discretionary award of $200,000 to Mr. Fry, who became the head of our traditional homebuilding division in 2006. This award was in recognition of Mr. Fry’s creation of a comprehensive cost reduction program in that division. The award was fully tax deductible by us.

Because performance-based incentive payments have historically represented a significant portion of our executives’ total direct compensation, each of our senior executives received substantially less pay in 2006 as compared with prior years in which they served as senior officers of the company. While this outcome was not a desirable result for our incentive-eligible management team, it is consistent with our pay-for-performance compensation philosophy. The Committee hopes and expects that better financial results will occur in the future and that bonuses will be earned in concert with improved financial results.

In lieu of participation in the MICP bonus program for 2007, the Executive Compensation Committee approved a commission plan for Albert F. Moscato, Jr., Senior Vice President, Business Development, with a target bonus of $163,000, or approximately 43% of Mr. Moscato’s base salary of $375,000, based on achievement of the Company’s target land sales revenue and gross margin. Mr. Moscato’s target commission is based on a factor of .00125 of dollars of revenue and .00125 of dollars of gross margin up to $100 million and .0025 of dollars of gross margin and .00125 of dollars of revenue in excess of cumulative $100 million. Actual commission payment is also subject to senior management’s assessment of Mr. Moscato’s individual performance during 2007 and up to 10% of the commission amount is subject to improvement in the Company’s overall customer service scores. Any land revenue generated from a sale of any WCI business unit is excluded from this commission plan. Mr. Moscato’s commission plan is also subject to the same change-in-control provisions as described in the “Change-in-Control Provisions Applicable to Equity Awards” below.

Long-Term Incentives. Long-term incentives are intended to align senior executive and shareholder interests by linking a meaningful portion of executive pay to the creation of long-term shareholder value and financial success over a multi-year period. They are also provided to enhance retention of executives and other key employees and to facilitate stock ownership.

For 2006, our named executive officers received equity-based long-term incentives in the form of SSARs and performance shares. Grants levels were intended to reflect an approximate equal value blend, based on estimated grant date award value, of SSARs and performance shares to encourage a balanced focus in terms of long-term stock price appreciation and attainment of financial performance goals over a multi-year period.

The Committee approved equity grants for our named executive officers on January 30, 2006, taking into consideration target award values and grant levels recommended by Mr. Starkey (for executives other than himself), market pay practices, competitiveness of total direct compensation across all pay components, and the Committee’s assessment of each executive’s individual performance and expected future contributions. The Committee does not target long-term incentive values at a specified level of market competitiveness. Instead, targeted award values, when combined with base salaries and annual incentives, are intended to provide for competitive, performance-based total direct compensation opportunities relative to the external market. Targeted long-term incentive (LTI) dollar values and actual grants of SSARs and performance shares made to named executive officers in 2006 are shown below:

Named Executive Officer	Target 2006 LTI Award Value*	# SSARs Granted in 2006	Target # Performance Shares Granted in 2006
Mr. Starkey	$3,100,000	150,400	53,333
Mr. Dietz	$750,000	34,000	14,000
Mr. Hanlon	$600,000	27,000	11,000
Mr. Fry	$500,000	22,500	9,250
Mr. Moscato	$275,000	12,500	5,000

*	Target award values reflect stock price assumptions at the time grants were modeled and are different from the compensation expense values reported in the compensation tables following this CD&A.

Stock-Settled Stock Appreciation Rights (SSARs). Historically, stock options were the sole component of equity-based long-term incentives we provided. Beginning in 2006, the Committee began granting SSARs to our named executive officers and other executives in lieu of stock options. SSARs have the same accounting cost as stock options under SFAS 123R accounting rules but are less dilutive in terms of net shares issued upon exercise, resulting in lower potential shareholder dilution from equity plans. Also, unlike stock options, SSARs do not require a purchase of the underlying shares, making them more attractive to participants. Under the terms of our 2004 Stock Incentive Plan, the exercise price for stock options and SSARs cannot be lower than our closing stock price on the date of grant. As a result, they will only have value if our stock price appreciates from the time of grant to the time of exercise.

The Committee typically approves equity-based grants to senior executives in January or February of each year, depending on when Committee meetings are held. The Committee approved SSAR grants to our named executive officers on January 30, 2006, with an exercise price equal to $27.51 per share, which was slightly above our closing stock price of $27.45 on that date. We use a lattice option pricing model to estimate the fair value cost of SSARs, which serves as the basis for determining grant levels needed to deliver targeted award values as well as accounting expense under SFAS 123R accounting rules. Additional details on lattice model values and related assumptions are included in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filing for the fiscal year ending December 31, 2006.

In order to enhance employee retention, the SSARs granted in 2006 vest over a four-year period as follows: 50% after two years, 75% after three years and 100% after four years from the date of grant based on continued employment. These SSARs are exercisable for up to 10 years from the date of grant to allow executives to maximize pre-tax gains and focus them on long-term shareholder value creation. SSARs and stock options granted under the 2004 Stock Incentive Plan are intended to qualify for full tax deductibility under Section 162(m).

Performance Shares. We began granting performance shares to our named executive officers and other senior executives in 2005 to strengthen the link between pay and financial performance over a multi-year period. For the performance share awards granted in 2005 and 2006, performance is measured over three-year cycles. Performance goals were established at the corporate level to promote teamwork among our various business units. Performance measures and weightings for the first performance cycle (2005-2007) and the second performance cycle (2006-2008) are shown below:

Performance Measure	Weighting
3-Year Cumulative Earnings Per Share (EPS)	60%
3-Year Cumulative Net Income	20%
3-Year Average Return on Capital	20%

The Committee typically approves performance share grants and performance targets at the same time it approves SSAR grants. Each year, the Committee establishes threshold and target performance levels. For the performance share awards granted in 2005 and 2006, thresholds for each performance measure were set at approximately 91% to 93% of our business plan-based target performance levels. Consistent with our pay-for-performance philosophy, no shares are earned for performance results below the designated threshold associated with each measure. If threshold performance is achieved, 75% of the target number of performance shares associated with that measure will be earned. For performance results at or above the target level, 100% of the performance shares associated with each measure will be earned. For performance results between threshold and target levels, straight line interpolation is used to determine the number of shares earned.

The following table summarizes threshold and target performance levels for the 2006-2008 cycle:

Measure	Threshold	Target
3-Year Cumulative EPS	$16.37 per share	$17.91 per share
3-Year Cumulative Net Income	$763.1 million	$834.7 million
3-Year Average Return on Capital	13.0%	14.0%

Following the end of each performance cycle, the Committee will certify the achievement of performance results under the performance share awards. Any earned awards will be paid in shares of our common stock in order to facilitate stock ownership and preserve fixed accounting treatment under SFAS 123R.

As noted in the “Annual Incentives” section earlier in this CD&A, performance goals established for the 2005-2007 and 2006-2008 cycles are viewed as no longer attainable due to the significant downturn in the homebuilding industry. As a result, we believe the performance shares granted in 2005 and 2006 will not vest, and therefore, we have reversed all previously accrued compensation expenses associated with these performance share grants. However, we continue to believe that the purpose of performance share grants remains fundamentally sound. Consequently, performance shares will continue to represent an important element of pay opportunity for our named executive officers.

Other Benefits and Perquisites. Consistent with our pay-for-performance philosophy, our executive officers do not receive substantial perquisites or supplemental benefits beyond those provided to all employees. Our benefits are intended to be competitive with the overall market in order to allow us to attract and retain high quality employees. A partial listing of benefits provided to all full-time employees includes: health and dental coverage, group life insurance, disability insurance, paid time off, tuition reimbursement, 401(k) plan participation with a 50 cents match on every dollar contributed up to 6% of salary, and employee discounts at some company-owned recreational amenities. Approximately 450 employees, including our named executive officers, are eligible for a monthly car allowance.

Executive officers are eligible for certain additional benefits that are not available to all employees, including: executive physicals (provided for divisional vice presidents and above), executive long-term disability and long-term care insurance (provided to director-level or above employees earning at least $95,000), and business travel accident insurance (provided to all officers). Executive officers do not have the privilege of using the company leased aircraft for personal travel without reimbursing the company the full direct costs of such travel. However, depending on seat availability, family members of executive officers may travel on the aircraft to accompany executives who are traveling on business. We have not incurred any incremental costs as the result of these trips.

Additional details regarding perquisites and benefits applicable to our named executive officers are disclosed in the Summary Compensation Table and accompanying footnotes later in this proxy statement.

Program Changes for 2007

As previously noted, the downturn in the homebuilding industry that started in early 2006 has adversely affected our financial results. Because our executive pay program is based heavily on financial performance, the economic downturn has materially reduced or eliminated annual incentive payouts for 2006 and effectively foreclosed the possibility that the long-term performance shares we granted in 2005 and 2006 will vest. While these payout results, or lack thereof, are consistent with our business performance results for 2006, they bring into focus the critical need to link variable pay opportunities to realistically achievable performance goals that effectively motivate our employees and still enhance shareholder value.

These considerations have caused us to critically review our executive compensation program. The Committee has concluded that the executive compensation program is still fundamentally sound and, therefore, not in need of a major overhaul. We believe that each of the changes described below is in keeping with the program’s overall intent and within the Committee’s delegated responsibility for reviewing and modifying the goals and objectives of our annual and longer-term incentive arrangements.

1.	Payout opportunities under our annual incentive plans (both the SMICP and the MICP) at target performance results will be considerably lower in 2007 than in 2006. This approach is consistent with our lower forecast for earnings in 2007 due to the economic downturn in the homebuilding industry.

2.	Net income was used as the corporate performance measure for funding purposes under SMICP in 2006 (net income and return on capital were the 2006 measures for the MICP). Under both plans, 2007 funding will be based 50% on net income results and 50% on net operating cash flow. We chose to introduce the cash flow measure in recognition that paying down our debt during the current market downturn is critical to our longer-term growth expectations when the housing market begins to improve.

3.	In lieu of participation in the SMICP bonus program for 2007, the Committee approved a commission plan for Mr. Moscato. Under this plan, a commission will be earned based on achievement of the company’s target land sales revenue and gross margin, and is also subject to senior management’s assessment of Mr. Moscato’s individual performance during 2007 and improvement in the company’s overall customer service scores.

4.	We continue to believe that the granting of SSARs in combination with performance shares is the right blend of long-term incentives for our named executive officers and selected other senior officers. However, for 2007, the Committee has elected to change the performance metric for our performance shares to net operating cash flow (as opposed to the former 3-year cumulative EPS, 3-year cumulative net income and 3-year average return on capital) and to shorten the performance measurement period to one year, but with a two-year service vesting condition on 50% of the earned shares. These changes reflect our revised priorities in response to the current downturn in the homebuilding industry, simplify the plan and its goal setting requirements during a period of less predictability, and should help us retain critical talent during a challenging time for us and our industry. The number of SSARs and performance shares awarded to our named executive officers in 2007 is essentially the same as they received in 2006.

None of the above-described changes will jeopardize the full deductibility of any earned awards, as the awards will continue to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

Severance Pay Arrangements

None of our named executive officers has an employment agreement with us. However, we have entered into a severance agreement with Mr. Starkey which provides up to two years of salary and bonus, and certain other termination benefits in the event he is terminated without cause or resigns for good reason. In addition, we have entered into severance and/or non-solicitation agreements with each of our other named executive officers, which provide certain severance benefits in the event the officer is terminated without cause or resigns for good reason within one year after a change in control of the company. We believe the best time to consider the appropriateness of change in control provisions is when a change-in-control is not imminent and before the lack of such a plan poses a risk to corporate policy effectiveness. It is natural, in the face of a pending change in control, for executives to be concerned and distracted by uncertainty as to their ongoing role in the organization after the transaction. We recognize the importance of reducing the risk that these personal concerns could influence executive officers considering strategic opportunities that may include a change in control of the company. We believe that the severance agreements appropriately balance the cost to the company relative to potential damage from distraction or loss of key executives in connection with a potential transaction that could benefit our shareholders.

Detailed information regarding these severance and non-solicitation agreements and the benefits they provide are included beginning on page 37 of this proxy statement under the caption “Potential Payments upon Termination or Change-in-Control” and beginning on page 41 under the caption “Termination and Severance Arrangements.”

Executive Stock Ownership

We encourage our executives to invest in and hold our stock, but we do not currently have formal stock ownership guidelines. The Committee will periodically monitor executive officer stock ownership levels to determine whether ownership requirements are warranted.

COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis section of this proxy statement as required by Item 402(b) of the SEC’s Regulation S-K. Based on such review and discussion, the Executive Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Executive Compensation Committee

Kathleen M. Shanahan (Chair)

Charles E. Cobb, Jr.

Hilliard M. Eure, III

F. Philip Handy

Lawrence L. Landry

James F. McDonald

Thomas F. McWilliams

Stewart Turley

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers, each of whom served in such capacities at December 31, 2006, collectively known as our named executive officers, for services rendered to us during the last year.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($) (3)
Jerry L. Starkey President and Chief Executive Officer	2006	1,200,000	—		1,296,136	24,239	2,520,375
James P. Dietz Executive Vice President and Chief Financial Officer	2006	575,000	—		386,988	22,367	984,355
Christopher J. Hanlon Chief Operating Officer and Senior Vice President (Tower Homebuilding)	2006	550,000	—		310,735	22,310	883,045
David L. Fry Chief Operating Officer and Senior Vice President (Traditional Homebuilding & Real Estate Services)	2006	550,000	200,000	(4)	264,575	27,234	1,041,809
Albert F. Moscato, Jr. Senior Vice President (Business Development)	2006	375,000	—		146,926	20,923	542,849

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of SSARs granted to each of the named executive officers, in 2006 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions we used in calculating these values, refer to notes 1 and 18 of the WCI audited financial statements in the Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC. See the Grants of Plan-Based Awards table for information on SSARs granted in 2006. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.
(2)	“All Other Compensation” consists of the following:

Name	Perquisites and Other Personal Benefits ($)		Insurance Premiums and Other Benefits ($)		Company Contributions to 401(k) Plans ($)	Total ($)
Jerry L. Starkey	16,080	(a)	1,559		6,600	24,239
James P. Dietz	14,400	(b)	1,367		6,600	22,367
Christopher J. Hanlon	14,400	(b)	1,310		6,600	22,310
David L. Fry	14,400	(b)	6,234	(c)	6,600	27,234
Albert F. Moscato, Jr.	14,400	(b)	1,836		4,687	20,923

(a)	Includes the value of the executive’s personal use of a corporate automobile.
(b)	Includes an annual automobile allowance.
(c)	Includes the value of an annual physical examination, at a cost of up to $7,500.
(3)	We determined that it was not probable that the performance targets with respect to performance shares granted in 2005 and 2006 would be met. As a result, we reversed all previously accrued compensation expenses associated with these performance share grants. The negative compensation expense associated with this reversal is not reflected in the Summary Compensation Table.
(4)	For a discussion of Mr. Fry’s bonus please see page 28 in the CD&A.

2006 GRANTS OF PLAN-BASED AWARDS

The following table provides supplemental information relating to grants of plan-based awards to help explain information provided above in our Summary Compensation Table.

Name and Type of Compensation	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise of Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jerry L. Starkey
Short-term non-equity incentive compensation	January 30, 2006	594,000	3,600,000	7,200,000
Long-term equity incentive compensation	January 30, 2006				8,000	53,333	53,333			1,463,991
SSAR grants	January 30, 2006							150,400	27.51	1,889,024
James P. Dietz
Short-term non-equity incentive compensation	January 30, 2006	189,750	1,150,000	2,300,000
Long-term equity incentive compensation	January 30, 2006				2,100	14,000	14,000			384,300
SSAR grants	January 30, 2006							34,000	27.51	427,040
Christopher J. Hanlon
Short-term non-equity incentive compensation	January 30, 2006	121,000	1,100,000	2,200,000
Long-term equity incentive compensation	January 30, 2006				1,650	11,000	11,000			301,950
SSAR grants	January 30, 2006							27,000	27.51	339,120
David L. Fry
Short-term non-equity incentive compensation	January 30, 2006	121,000	1,100,000	2,200,000
Long-term equity incentive compensation	January 30, 2006				1,388	9,250	9,250			253,913
SSAR grants	January 30, 2006							22,500	27.51	282,600
Albert F. Moscato, Jr.
Short-term non-equity incentive compensation	January 30, 2006	246,500	375,000	750,000
Long-term equity incentive compensation	January 30, 2006				750	5,000	5,000			137,250
SSAR grants	January 30, 2006							12,500	27.51	157,000

(1)	These columns show the range of payouts targeted for 2006 performance under the Management Incentive Compensation Plan as described in the section titled “Annual Incentives” in the CD&A. No amounts were paid under this plan during 2006.
(2)	These columns show the range of payouts targeted for 2006 performance in the form of performance shares as described in the section titled “Long-Term Incentives” in the CD&A. We currently believe that the 2006 equity awards will not vest and have accordingly reversed all previously accrued accounting expenses associated with these performance share grants.
(3)	This column represents the number of stock-settled appreciation rights (SSARs) granted in 2006 to the named executive officers. These SSARs vest and become exercisable in the following percentages and time periods: 50% after two years, 75% after three years and 100% after four years.
(4)	The exercise price of the SSAR awards is determined by averaging the opening and closing prices of our common stock on the grant date.
(5)	This column shows the full grant date value of stock and option awards calculated in accordance with SFAS 123R that were granted in 2006. Generally, the full grant date fair value is the amount that the company would expense in its financial statements over the award’s vesting schedule. See Note 1 to the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table provides information regarding outstanding awards made to our named executive officers as of our most recent fiscal year end.

	Option Awards				Stock Awards
Name and Type of Award	Number of Securities Underlying Unexercised Options (#) (1) Exercisable	Number of Securities Underlying Unexercised Options (#) (1) Unexercisable	Option Exercise Price ($)	Grant Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
Jerry L. Starkey
Option Grant	168,230		6.01	12/4/2008
Option Grant	71,704		6.01	6/30/2010
Option Grant	143,408		10.46	1/1/2011
Option Grant	143,408		16.04	1/1/2012
Option Grant	107,556	35,852	9.08	2/21/2013
Option Grant	62,500	62,500	21.86	2/5/2014
Option Grant		94,000	33.97	2/16/2015
SSAR Grant		150,400	27.51	1/30/2016
Performance Share Grant				12/31/07	5,000	95,900
Performance Share Grant				12/31/08	8,000	153,440
James P. Dietz
Option Grant	26,859		6.01	12/4/2008
Option Grant	7,788		6.01	10/11/2009
Option Grant	27,250		6.01	6/30/2010
Option Grant	34,418		10.46	1/1/2011
Option Grant	45,890		16.04	1/1/2012
Option Grant	34,418	11,473	9.08	2/21/2013
Option Grant	25,000	25,000	21.86	2/5/2014
Option Grant		26,000	33.97	2/16/2015
SSAR Grant		34,000	27.51	1/30/2016
Performance Share Grant				12/31/07	1,500	28,770
Performance Share Grant				12/31/08	2,100	40,278
Christopher J. Hanlon
Option Grant	9,878		16.04	1/1/2012
Option Grant	16,132	5,378	9.08	2/21/2013
Option Grant	20,000	20,000	21.86	2/5/2014
Option Grant		26,000	33.97	2/16/2015
SSAR Grant		27,000	27.51	1/30/2016
Performance Share Grant				12/31/07	1,500	28,770
Performance Share Grant				12/31/08	1,650	31,647
David L. Fry
Option Grant	12,695		6.01	6/30/2010
Option Grant	34,418		10.46	1/1/2011
Option Grant	45,890		16.04	1/1/2012
Option Grant	11,473	11,473	9.08	2/21/2013
Option Grant	15,000	15,000	21.86	2/5/2014
Option Grant		17,000	33.97	2/16/2015
SSAR Grant		22,500	27.51	1/30/2016
Performance Share Grant				12/31/07	975	18,700
Performance Share Grant				12/31/08	1,388	26,622
Albert F. Moscato, Jr.
Option Grant	11,473		10.46	1/1/2011
Option Grant	11,198		16.04	1/1/2012
Option Grant	4,302	4,303	9.08	2/21/2013
Option Grant	9,000	9,000	21.86	2/5/2014
Option Grant		11,000	33.97	2/16/2015
SSAR Grant		12,500	27.51	1/30/2016
Performance Share Grant				12/31/07	750	14,385
Performance Share Grant				12/31/08	750	14,385

(1)	The vesting schedule of each option is listed in the table below by expiration date:

Grant Expiration Date	Vesting Schedule
12/04/2008	20% each year for five years
10/11/2009	20% each year for five years
06/30/2010	20% each year for five years
01/01/2011	20% each year for five years
01/01/2012	50% after two years; 75% after three years; 100% after four years
02/21/2013	50% after two years; 75% after three years; 100% after four years
02/05/2014	50% after two years; 75% after three years; 100% after four years
02/16/2015	50% after two years; 75% after three years; 100% after four years
01/30/2016	50% after two years; 75% after three years; 100% after four years
12/31/2007 (Performance Share Grant)	Vests upon satisfaction of performance conditions three years from grant date
12/31/2008 (Performance Share Grant)	Vests upon satisfaction of performance conditions three years from grant date

(2)	Market value is based upon closing price of our common stock on December 29, 2006.

OPTION EXERCISES AND STOCK VESTED DURING 2006

The following table provides information regarding the amounts received by our named executive officers upon exercise of options during our fiscal year ended December 31, 2006.

	Option Awards
Name and Title	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Jerry L. Starkey	50,000	998,250
James P. Dietz	22,775	431,242
Christopher J. Hanlon	10,481	110,129
David L. Fry	16,222	166,600
Albert F. Moscato, Jr.	12,001	138,372

(1)	Amounts reflect the difference between the exercise price of the option and the market price at the time of the exercise.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table describes the potential maximum payments and benefits to which the named executive officers would be entitled upon termination of employment if a termination were assumed to have occurred as of December 31, 2006.

Name	Salary Continuation Payments ($)	Continuation of Medical Benefits ($)	Acceleration of Equity Awards (1) ($)	Use of Company- Provided Automobile ($)	Accrued Vacation ($)	Total Termination Benefits ($)
Jerry L. Starkey (2)
Voluntary retirement or termination for cause	—	—	—	—	26,923	26,923
Termination without Cause	6,000,000	18,118	—	3,944	26,923	6,048,985
Involuntary or good reason termination after a change in control	6,000,000	18,118	5,127,019	3,944	26,923	11,176,004
James P. Dietz (3)
Voluntary retirement	—	—	—	—	15,384	15,384
Involuntary termination	—	—	—	—	15,384	15,384
Involuntary or good reason termination after a change in control	1,725,000	—	1,393,593	—	15,384	3,133,977
Christopher J. Hanlon (4)
Voluntary retirement	—	—	—	—	—	—
Involuntary termination	—	—	—	—	—	—
Involuntary or good reason termination after a change in control	825,000	—	1,215,472	—	—	2,040,472
David L. Fry (4)
Voluntary retirement	—	—	—	—	—	—
Involuntary termination	—	—	—	—	—	—
Involuntary or good reason termination after a change in control	825,000	—	907,597	—	—	1,732,597
Albert F. Moscato, Jr. (5)
Voluntary retirement	—	—	—	—	—	—
Involuntary termination	—	—	—	—	—	—
Involuntary or good reason termination after a change in control	281,250	—	563,313	—	—	844,563

(1)	Amounts reflect the acceleration of any unamortized expense calculated in accordance with SFAS 123R relating to vesting of all unvested equity awards assuming a termination event as of December 31, 2006.
(2)	Mr. Starkey’s salary continuation payments and medical benefits would be paid on a monthly basis for a period of 24 months. For specific details of his Severance Agreement, refer to pages 43 and 44.
(3)	Mr. Dietz’s salary continuation payments would be comprised of 12 monthly payments of his annual salary and an additional 24 monthly payments of salary under a non-compete clause. The amounts set forth in the column assume that Mr. Dietz signed a non-compete agreement. For specific details of his Severance Agreement, refer to pages 44 and 45.
(4)	Mr. Fry’s and Mr. Hanlon’s salary continuation payments would be comprised of 6 monthly payments of prorated annual salary and an additional 12 monthly payments of salary under a non-compete clause, The amounts set forth in the column assume that Mr. Fry and Mr. Hanlon each signed a non-compete agreement. For specific details of each of their Severance Agreements, refer to pages 44 and 45.
(5)	Mr. Moscato’s salary continuation payments would be comprised of 9 monthly payments of prorated annual salary. For specific details of his Severance Agreement, refer to pages 44 and 45.

INFORMATION ON

DIRECTOR COMPENSATION

Directors who are employees of WCI receive no remuneration for serving as directors.

The Board of Directors of WCI, upon the recommendation of the Executive Compensation Committee, amended its 2005 Compensation Program for Non-Employee Directors. The following table shows non-employee director compensation as set forth in the amended 2005 Compensation Program for Non-Employee Directors.

Annual Non-Executive Chairman retainer (through 2007 annual shareholder meeting)	$100,000	(1)
Annual equity award	$80,000	(2)
Annual Board retainer	$40,000	(3)
Annual Audit Committee Chair retainer	$10,000
Annual Executive Compensation Committee Chair retainer	$5,000
Annual Nominating/Corporate Governance Committee Chair retainer	$5,000
Payment per Board meeting attended	$2,000
Payment per committee meeting attended	$1,500
Payment per Board and committee meeting attended telephonically	$1,000

(1)	See “Other Arrangements for Don E. Ackerman” and “Other Arrangements for Charles E. Cobb, Jr.” below.
(2)	Each non-employee director is entitled to receive an annual equity award. The targeted value of this award is $80,000 per year for each non-employee, 25% of which is valued and granted as of the first trading day of each calendar quarter (and in the case of awards of common stock, delivered to the non-employee director within 10 days after the award valuation date). The annual equity award will be paid in the form of shares of common stock, SSARs payable in common stock and/or restricted stock units on a quarterly basis, at each director’s election. All equity awards vest immediately. In the event a director fails to participate in at least 75% of all Board and Committee meetings in a calendar year (with respect to those Committees on which he or she serves) that director will not receive the next following quarterly equity award. Mr. Dasburg, who retired from the Board on January 30, 2007 did not participate in at least 75% of all Board and Committee meetings for 2006 with respect to those committees on which he served and did not receive an equity award for the first quarter of 2007.
(3)	Paid on a quarterly basis in the form of cash or shares of common stock, SSARs payable in common stock and/or restricted stock units, at each director’s election.

Non-employee directors may receive, in lieu of cash, their annual Board retainer, Committee Chair retainer, Board meeting payments and Committee meeting payments in the equivalent value of common stock, restricted stock units and/or SSARs payable in common stock (“SSARs”, and, together with common stock and restricted stock units, “Stock Payment”), in any combination thereof. The term for the exercise of SSARs will be ten years unless otherwise terminated as provided in the grant agreement governing the SSARs. If a director elects a Stock Payment in lieu of cash for his or her Board retainer or Committee Chair retainer, such Stock Payment will be valued and granted as of the first trading day of each calendar quarter (and in the case of awards of common stock, delivered within 10 days after the award valuation date). If a director elects a Stock Payment in lieu of a Board meeting payment or a Committee meeting payment, the Stock Payment to be made in lieu of cash for such a meeting will be valued and granted as of the date of the meeting for which the meeting or Committee payment is due (or as of the next trading day, if the meeting date is not a trading day), and in the case of awards of common stock, delivered within 10 days after the award valuation date. All Stock Payments shall vest immediately.

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our non-employee directors, as of December 31, 2006, for services rendered to us during the last fiscal year.

2006 Director Compensation

Name	Fees Earned or Paid in Cash (2) ($)	Stock Awards (3)(4) ($)	Option Awards (3)(5) ($)	Total ($)
Don Ackerman	153,000	80,000	5,790	238,790
Charles E. Cobb, Jr.	61,000	80,000	15,381	156,381
John H. Dasburg (1)	62,000	—	82,385	143,385
Hilliard M. Eure, III	90,000	40,000	53,332	183,332
F. Philip Handy	72,000	80,000	13,332	165,332
Lawrence L. Landry	80,000	60,000	33,332	173,332
Thomas F. McWilliams	62,000	80,000	11,988	153,988
Kathleen M. Shanahan	83,500	—	88,434	171,934
Stewart Turley	67,000	80,000	13,332	160,332

(1)	John H. Dasburg retired on January 30, 2007.
(2)	Each director can elect to receive earned fees in the form of cash, shares of common stock, SSARs or restricted stock units. Messrs. Ackerman and McWilliams received their earned fees entirely in common stock. Messrs. Cobb and Handy received their earned fees entirely in restricted stock units. Ms. Shanahan received her earned fees entirely in SSARs. Messrs. Dasburg, Eure, Landry, and Turley received their earned fees entirely in cash.
(3)	These columns represent the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock-based awards granted to each of the directors, in 2006 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions we used in calculating these values, refer to notes 1 and 18 of WCI’s audited financial statements in the Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors. Stock payments elected by a director are included in “Fees Earned or Paid in Cash” and are not reflected in this column.
(4)	The calculated amounts under this column represent the full grant date fair value calculated in accordance with SFAS 123R and reflect the expenses recognized during 2006 in accordance with SFAS 123R.
(5)	The grant date fair value of the option awards made during 2006 for directors is as follows: Mr. Cobb: $428,630; Mr. Dasburg: $80,000; Mr. Eure: $40,000; Mr. Landry: $20,000; and Ms. Shanahan: $80,000.

The following table provides a summary of the outstanding stock options, SSARs, and restricted stock units held by each of our non-employee directors, as of December 31 2006.

Name	Stock Options (2)	SSARs (2)	Restricted Stock Units (3)
Don Ackerman	2,039	—	—
Charles E. Cobb, Jr.	81,816	—	6,574
John H. Dasburg (1)	1,434	8,419	—
Hilliard M. Eure, III	10,209	4,210	—
F. Philip Handy	6,125	—	6,960
Lawrence L. Landry	27,444	2,106	2,707
Thomas F. McWilliams	4,063	—	—
Kathleen M. Shanahan	1,591	17,637	—
Stewart Turley	27,444	—	3,609

(1)	John H. Dasburg retired on January 30, 2007.
(2)	Mr. Ackerman has 1,247 vested and 792 unvested stock options. Mr. Cobb has 1,173 vested and 80,643 unvested stock options. Mr. Dasburg has 9,659 vested and 194 unvested stock options and SSARs. Mr. Eure has 13,228 vested and 1,191 unvested stock options and SSARs. Mr. Handy has 4,934 vested and 1,191 unvested stock options and SSARs. Mr. Landry has 28,359 vested and 1,191 unvested stock options and SSARs. Mr. McWilliams has 2,993 vested and 1,070 unvested stock options. Ms. Shanahan has 18,466 vested and 762 unvested stock options and SSARs. Mr. Turley has 26,253 vested and 1,191 unvested stock options.
(3)	Restricted stock units vest immediately and will be converted into the same number of shares of our common stock on future dates as previously elected by the director.

Director Mandatory Stock Ownership Requirement

The Board has adopted mandatory stock ownership guidelines that require all non-employee directors of WCI to own on December 31, 2010, and on each December 31st thereafter, WCI common stock in an amount equal to the lesser of: (a) the value of five times the annual board retainer (i.e., $200,000); or (b) a fixed number shares of WCI common stock determined by multiplying the annual board retainer by five and then dividing that dollar amount by the then fair market value of one share of WCI common stock on December 31st of that year. It is expected that each non-employee director will progress to this level of stock ownership at the rate of one-times the annual board retainer for each year of board service beginning on and after January 1, 2006.

Any non-employee director elected to the Board after October 3, 2005 will have five years from the date of such election within which to meet the stock ownership requirement as specified in the preceding paragraph.

No later than December 31, 2010, and annually thereafter, each non-employee director will provide a statement acknowledging compliance with such stock ownership requirement. Any non-employee director elected to the board after October 3, 2005 will not be required to provide the first such compliance statement to WCI until December 31st of the fifth year after his or her election to the board, after which such non-employee director will provide a statement each year.

Other Arrangements for Don E. Ackerman

Until July 24, 2005, Mr. Ackerman had a consulting agreement with WCI pursuant to which he provided advice on major financial and strategic business planning to WCI. Under the agreement, Mr. Ackerman was paid an annual retainer of $660,000. Up through and including July 24, 2008, Mr. Ackerman may not compete with WCI and may not solicit any of WCI’s employees that were employed after July 24, 1995 to accept employment with him or any other person.

On November 9, 2005, the Executive Compensation Committee of the Board of Directors of WCI approved an annual retainer (the “Annual Retainer”) to be paid to Mr. Ackerman as non-executive Chairman of the Board. As non-executive Chairman of the Board, Mr. Ackerman receives an annual retainer of $100,000 in addition to his regular annual director retainer of $40,000. In 2006, Mr. Ackerman was paid the Annual Retainer in four quarterly installments of $25,000 and received this Annual Retainer, in lieu of cash and at his election, in the form of shares of WCI common stock. Mr. Ackerman has stated that he does not plan to stand for re-election as Chairman of the Board following the 2007 Annual Meeting.

Other Arrangements for Charles E. Cobb, Jr.

In connection with Mr. Cobb’s election as Vice Chairman of the Board on December 13, 2006, Mr. Cobb entered into an agreement with WCI. Under the agreement, Mr. Cobb continues to receive his regular board compensation. He will also be receiving special compensation in the form of stock options and an incremental chairmanship fee. Mr. Cobb received an option to purchase 80,000 shares of common stock of WCI. The options expire June 13, 2010, and the options vest as to 50% (40,000) of the shares on the first anniversary of the grant date and 50% (40,000) of the shares on the second anniversary of the grant date, subject to circumstances that permit unvested options to vest in full: (1) upon a “change in control” (as defined in the Amended and Restated 1998 Non-Employee Director Stock Incentive Plan), (2) on the date of the annual meeting of shareholders in 2007, if Mr. Cobb is not re-elected to the Board at that meeting, (3) on the date of the Board meeting held on the date of the annual meeting of shareholders in 2007, if WCI does not elect Mr. Cobb to the position of Chairman on or before that date, (4) on the date of the annual meeting of shareholders in 2008, if Mr. Cobb is not re-elected to the Board at that meeting or (5) on the date, if any, that WCI removes Mr. Cobb without cause (as defined in his option agreement) from the position of Vice Chairman (other than the transition from Vice Chairman to Chairman) or, once elected, from the position of Chairman. The special compensation under the agreement also includes an incremental chairmanship fee providing that, if Mr. Cobb serves as Chairman after December 15,

2008, WCI will pay him $200,000 per year (payable quarterly in advance, beginning on January 1, 2009), in addition to the other retainers and fees payable to him under the WCI 2005 Compensation Program for Non-Employee Directors. The incremental chairmanship fee would be payable, at his election, in the form of cash, common stock or other equity-based awards.

TERMINATION AND SEVERANCE ARRANGEMENTS

Except as specifically described below on pages 43 to 44 regarding the Chief Executive Officer’s Termination and Severance Agreement, all named executive officers and other executive officers who receive equity awards in the form of stock options, SSARs, restricted stock units or performance share units are subject to the same terms and conditions in the event of a termination or change in control as applicable to all WCI employees who receive these equity awards, pursuant to the terms of the applicable award agreements and the Company’s 2004 Stock Incentive Plan (the “Plan”). The consequences under the Plan and/or WCI’s equity award agreements in the event an employee’s employment is terminated or there is a change in control of WCI are described below.

Performance Stock Units and Restricted Stock Units

•	Termination of Employment for any reason prior to vesting: All unvested performance stock units and restricted stock units are cancelled, except as provided below.

•

Death while employed by the Company or in the event employment is terminated by the Company by reason of disability: A pro rata percentage of performance stock unit shares (or restricted stock unit shares, as applicable), that corresponds to the number of full months elapsed from the grant date to the date of employee’s death or disability termination date will be given to the employee or employee’s personal representative, no later than March 15 of the year following the year in which the death/disability termination occurs.

•	Change in Control: See “Change in Control Provisions Applicable to Equity Awards” below.

Stock Appreciation Rights

•

Death or Disability: In the event of an employee’s death while employed by WCI, or in the event an employee’s employment terminates by reason of disability (Death/Disability Termination), any vested stock appreciation rights (or portion thereof) not previously exercised may be exercised by the employee (or the personal representative) for the 12-month period after the date of Death/Disability Termination, but not later than the 10th anniversary of the applicable stock appreciation rights grant date. All stock appreciation rights not exercised prior to such date will terminate on such date.

•

Termination for “Cause”: In the event of the employee’s termination for “cause”, all unexercised stock appreciation rights will terminate as of the date of termination. (See definition of “cause” below.)

•

Termination for any reason other than death, disability or cause: In the event of termination for any reason other than death, disability or cause, all vested stock appreciation rights (or portion thereof) not previously exercised may be exercised by an employee during the one month period after the date of the employee’s termination, but not later than the 10th anniversary of the applicable stock appreciation right grant date. All stock appreciation rights not exercised prior to such date will terminate on such date.

•	Change in Control: See “Change in Control Provisions Applicable to Equity Awards” below.

Stock Options

•	Death or Disability: In the event of an employee’s death while employed by WCI or in the event an employee’s employment terminates by reason of disability (Death/Disability Termination), vested options not previously exercised to the extent vested may be exercised by the employee (or the employee’s personal representative) during the 12-month period after the date of Death/Disability Termination. All stock options not exercised prior to such date will terminate on such date.

•	Termination for “Cause”: In the event of an employee’s termination for cause, all unexercised stock options will terminate immediately. (See definition of “cause” below.)

•

Termination for any reason other than death, disability or cause: In the event of termination for any reason other than death, disability or cause, all vested stock options (or portion thereof) not previously exercised may be exercised by an employee during the 30 day period following the date of termination and any stock option (or portion thereof) not exercised prior to or during such 30 day period will terminate.

•	Change in Control: See “Change in Control Provisions Applicable to Equity Awards” below.

Change in Control Provisions Applicable to Equity Awards

In the event of a Change in Control (as defined below), the Company may, but is not obligated to: (1) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an award under the Plan; (2) pay cash in exchange for the cancellation of such award; (3) require the issuance of substitute benefits to substantially preserve the benefit of such award; or (4) provide that for a period of at least 30 days prior to the Change in Control, such award will be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such award will terminate. The Plan and/or the underlying equity award agreements for employees also provide for “double trigger” vesting acceleration protection in the event that an employee’s employment is terminated without “cause” or the employee resigns for “good reason” within one year following a Change in Control of WCI. Additionally, any stock options or stock appreciation rights that remain outstanding following an employee’s termination without “cause” or for “good reason” within one year following a Change in Control will remain exercisable for the duration of the term of the stock option or stock appreciation right. An employee has “good reason” to terminate after a change in control if there is a material reduction in the employee’s annual base salary or there is any material adverse change in employee’s duties, title or responsibilities.

•	The Plan defines “Change in Control” to include the following:

•	A person or entity becomes the owner of 35% or more of the combined voting power of WCI’s securities;

•

The persons who were directors as of the date in 2004 on which the Board approved the plan (together with new directors who are approved by at least two-thirds of the incumbent directors) cease to constitute at least a majority of the Board;

•

A reorganization, recapitalization, merger or consolidation, unless securities representing more than 50% of the combined voting power of the surviving entity is held by persons who were beneficial owners immediately prior to the transaction in substantially the same proportions; and

•	A sale, transfer or other disposition of all or substantially all of the assets of the Company.

The change in control provisions in the severance agreements for the Chief Executive Officer and other named executive officers are defined in the individual severance agreements. (See “Severance Agreements” below.)

Termination by the Company for “Cause”

Termination by the Company for “cause” generally includes:

•

An employee’s willful and continued failure to perform his or her duties with respect to WCI that continues beyond 10 days after a written demand for substantial performance is delivered to the employee by WCI (applicable to performance stock units, restricted stock units and stock options);

•	Misconduct by an employee involving dishonesty or breach of trust in connection with the employee’s employment (applicable to performance stock units, restricted stock units and stock options);

•	Misconduct by an employee involving dishonesty or breach of a fiduciary duty in connection with the employee’s service as an officer (applicable to SSARs only);

•

Misconduct by an employee that would be a reasonable basis for an indictment of the employee for a felony or a misdemeanor involving moral turpitude (applicable to performance stock units, restricted stock units, stock options and SSARs); or

•	Misconduct by an employee that results in a demonstrable injury to WCI (applicable to performance stock units, restricted stock units, stock options and SSARs).

Benefits Upon Retirement or Termination

Except for benefits granted to the Chief Executive Officer as outlined in his severance agreement described below, upon the termination of employment of a named executive officer, whether voluntary or involuntary, or upon the retirement or death of a named executive officer, WCI does not provide any health care continuation benefits (except COBRA which is granted to all employees), outplacement services, financial planning services or other benefits.

Severance Agreements

The Company has no employment agreements with any named executive officer but has entered into severance agreements with the named executive officers as described below.

Mr. Starkey. Mr. Starkey and WCI entered into an Executive Termination and Severance Agreement dated July 28, 2005 and effective as of March 16, 2005. The following is a description of the material terms and conditions of the severance agreement:

Termination by WCI Without Cause or by Mr. Starkey for Good Reason. If Mr. Starkey’s employment with WCI is terminated by WCI for reasons other than “cause” (as defined in the severance agreement) or is voluntarily terminated by Mr. Starkey for “good reason” (as defined in the severance agreement), then Mr. Starkey shall receive from WCI:

•

severance benefits, representing: (1) monthly payments for a period of 24 months after the date of termination of employment, equal to 1/12th of the average of Mr. Starkey’s annual base salary and annual bonuses (including amounts received under any incentive plans, whether deferred or not) during the two most recent fiscal years prior to the date of termination of employment (subject to a maximum annual severance payment of $3.0 million), less any payroll deductions, taxes and withholding, as may be necessary pursuant to law; (2) payments for a period of 24 months, for any and all health and dental benefits under which Mr. Starkey and/or his family is eligible to receive as of the date of termination of employment; (3) payment for the automobile allowance Mr. Starkey is receiving as of the date of termination of employment for a period of three months; and (4) immediate vesting of all unvested shares of restricted stock units and restricted stock received by Mr. Starkey pursuant to any annual bonus incentive plan of WCI; provided, however, should Mr. Starkey become entitled to receive severance benefits within 12 months following a “change in control” (as defined in the severance agreement) of WCI, then, in addition to the vesting of all of Mr. Starkey’s unvested shares of restricted stock units and restricted stock, all of Mr. Starkey’s unvested stock options will also immediately vest; and

•

accrued benefits, representing payment for (1) any unpaid base salary; (2) any accrued but unpaid vacation and (3) all other amounts payable to Mr. Starkey under WCI’s employee benefit or compensation plans.

Termination by WCI for Cause or by Mr. Starkey without Good Reason, Death, Disability or Retirement. If Mr. Starkey’s employment with WCI is terminated by WCI for “cause” (as defined in the severance agreement), or if his employment with WCI ends due to death, “disability” (as defined in the severance agreement), retirement on or after early or normal retirement age, or due to a voluntary termination of employment by Mr. Starkey without “good reason” (as defined in the severance agreement), then Mr. Starkey would only be entitled to the accrued benefits described above.

Non-Competition, Non-Solicitation and Confidentiality Covenants. Pursuant to the severance agreement entered into with Mr. Starkey, Mr. Starkey agreed that, for a period of two years following the termination of his employment with WCI without regard to the reason for such termination of employment, he would not seek employment nor engage in activities that would be competitive or involve business related solicitation. Mr. Starkey also agreed to be subject to a confidentiality and non-disclosure covenant. If Mr. Starkey fails to comply with the non-competition, non-solicitation and confidentiality and non-disclosure covenants, the severance benefits will terminate immediately.

A copy of Mr. Starkey’s Severance Agreement has been filed as an exhibit to WCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and can be found on our website, www.wcicommunities.com, at the “Investors” tab.

Other Named Executive Officers. WCI has also entered into Severance and Non-Solicitation Agreements with (1) Mr. Dietz (agreement dated May 14, 2002), (2) Mr. Fry (agreement dated May 7, 2002), (3) Mr. Hanlon (agreement dated January 30, 2007) and (4) Mr. Moscato (agreement dated March 26, 2007) which, except as otherwise noted below, are substantially the same. The following is a description of the material terms and conditions of these agreements:

Termination by WCI Without Cause or by the Executive for Good Reason following a Change in Control. If the executive’s employment with WCI is terminated by WCI for reasons other than “cause” (as defined in the severance and non-solicitation agreements) or is voluntarily terminated by the executive for “good reason” (as defined in the severance and non-solicitation agreements) within 12 months following a “change in control” (as defined in the severance and non-solicitation agreements) of WCI, then the executive will receive from WCI:

•

severance compensation consisting of monthly payments for a period of months (12 months under Mr. Dietz’s agreement, nine months under Mr. Moscato’s agreement and six months under each of both Mr. Fry’s and Mr. Hanlon’s agreements), beginning in the month after the month in which the termination of employment occurred, equal to 1/12th of executive’s annual base salary (without including any bonus amounts) in effect immediately prior to the “change in control” of WCI; and

•

non-compete compensation consisting of optional monthly payments for a period of months (24 months under Mr. Dietz’s agreement and 12 months under both Mr. Fry’s and Mr. Hanlon’s agreements), beginning in the month after the month in which the last monthly payment of severance compensation has been made, equal to 1/12th of executive’s annual base salary (without including bonus) in effect immediately prior to the “change in control” of WCI. The executive’s eligibility to receive the non-compete compensation is subject to executive’s execution of a non-compete addendum within 14 days after the date of termination. Mr. Moscato’s agreement does not provide for non-compete compensation.

Termination by the Executive by Reason of Death or Disability. If the executive’s employment with WCI is terminated by reason of death or disability, then the executive will not be entitled to receive any severance compensation or non-compete compensation.

General Release. The executive must execute a General Release pursuant to which the executive agrees not to file any actions against or seek relief from WCI as a condition to the payment of the severance compensation and the non-compete compensation.

Non-Competition, Non-Solicitation and Confidentiality Covenants. Pursuant to the severance agreements, the other named executive officers agreed that if they were terminated within 12 months following a “change in control” the executive must comply with: (1) a 12-month non-compete covenant (not applicable to Mr. Moscato), (2) a nine-month non-solicitation covenant (in the case of Mr. Fry and Mr. Hanlon) or 12-month non-solicitation covenant (in the case of Mr. Dietz and Mr. Moscato) and (3) a covenant not to disclose confidential information at any time. If the executive fails to comply with the non-competition, non-solicitation and confidentiality and non-disclosure covenants, as well as the provisions of the non-compete addendum (not applicable to Mr. Moscato), the severance compensation and non-compete compensation (if applicable) will terminate immediately.

A copy of the form of Mr. Dietz’s agreement and the form of other senior vice presidents’ Severance Agreements have been filed as an exhibit to WCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and a copy of the form of Mr. Hanlon’s agreement has been filed as an exhibit to WCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The key terms of Mr. Moscato’s agreement were summarized on WCI’s Form 8-K filed on March 29, 2007. These Forms 10-K and Form 8-K can be found on our website, www.wcicommunities.com, at the “Investors” tab.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted a written policy and written procedures for the review, approval and monitoring of transactions involving WCI and “related persons.” For the purposes of the policy, “related persons” include executive officers, directors and director nominees or their immediate family members, or shareholders owning five percent or greater of WCI’s outstanding stock. The policy covers any transaction, regardless of the amount, in which WCI was or is to be a participant and in which any related person had or will have a direct or indirect material interest.

Policy. Related person transactions must be reviewed and approved or ratified by the Executive Compensation Committee and, if approved or ratified by the committee, recommended for approval or ratification by the Board of Directors. To the extent that any director on the Executive Compensation Committee or the Board is a participant or party in any related person transaction, the policy requires such director to abstain from voting on the proposed transaction.

Procedures. In connection with the review and approval of a related person transaction:

•

Management must disclose to the Executive Compensation Committee the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction and all of the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction.

•

Management must advise the Executive Compensation Committee as to whether the related person transaction complies with the terms of WCI’s agreements governing its material outstanding indebtedness that limit or restrict WCI’s ability to enter into a related person transaction.

•

Management must advise the Executive Compensation Committee as to whether the related person transaction will be required to be disclosed in the Company’s SEC filings. To the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules.

•	Management must advise the Executive Compensation Committee as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Executive Compensation Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, NYSE and Internal Revenue Code.

2006 Related Person Transactions

Aircraft Lease. On January 10, 2005, WCI entered into a month-to-month aircraft lease agreement with N501EK, L.L.C. for the non-exclusive use of a 1978 Cessna aircraft. During the term of the lease, WCI paid a lease payment of $25,616.49 per month, including sales tax, and $800 per flight hour per month. Mr. Ackerman owns 37.5% of N501EK, L.L.C. The lease terminated on October 17, 2006, and WCI made payments in the aggregate of $404,501.54 under the lease agreement during 2006.

Walden Center Leases. Pursuant to lease agreements, dated March 1996 and August 2002, with Walden Center LP (formerly Walden Center LLC), WCI leases a total of 91,486 square feet of commercial office space from Walden Center LP for use as its headquarters. The term of the March 1996 lease for 62,210 square feet is 10 years with two five-year renewal options, and base rent under this lease is currently $26.97 per square foot including common area charges, which are adjusted annually based on the United States Consumer Price Index. The term of the August 2002 lease for 29,276 square feet is ten years, and base rent under this lease is currently $30.92 per square foot including common area charges, which are adjusted annually based on the United States Consumer Price Index. Chandelle Ventures, of which Mr. Ackerman is the Chairman, is the General Partner of Walden Center LP. Mr. Ackerman and his immediate family beneficially own 100% of Walden Center LP. For the year ended December 31, 2006, WCI made payments in the aggregate amount of $2,561,734 pursuant to the leases including common area charges.

Sun City Center Office Plaza, Inc. Leases. Pursuant to seven separate lease agreements between Sun City Center Office Plaza, Inc., or SCCOP, and each of WCI Communities, Inc. and its subsidiary First Fidelity Title Company, collectively referred to as the SCCOP Lessees, SCCOP leases to the SCCOP Lessees a total of 27,267 square feet of commercial office space in the Sun City Center Office Plaza. Mr. Ackerman, Mr. Starkey and Mr. Dietz beneficially own approximately 20%, 2.0%, and 0.5% of SCCOP, respectively.

WCI leases 9,458 square feet expiring October 2008; 2,268 square feet expiring August 2007; 3,558 square feet expiring December 2008; 2,988 square feet expiring August 2007; 6,524 square feet expiring December 2008; and 1,684 square feet expiring July 2009. A lease with respect to 787 square feet expired December 2006. For the year ended December 31, 2006, WCI made payments in the aggregate of $808,247 pursuant to the leases including common area charges.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires WCI’s directors, executive officers and persons who own more than ten percent (10%) of the common stock to file with the SEC initial reports of ownership and reports of change in ownership of the common stock. Such persons are required by regulations of the SEC to furnish WCI with copies of all such reports they file.

To WCI’s knowledge, based solely on a review of the copies of such reports furnished to WCI and certifications provided to WCI by all WCI reporting persons, all Section 16(a) filings with respect to WCI’s fiscal year ended December 31, 2006, were timely made.

RECEIPT OF MULTIPLE SETS OF PROXY MATERIALS

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as “householding.” While WCI does not participate in householding for mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, he or she should notify his or her broker. Any shareholder can receive a copy of WCI’s proxy statement and annual report by contacting WCI at WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134, Attention: Steve Zenker, Vice President, Investor Relations, or by calling Mr. Zenker at 239-498-8066. Similarly, if a shareholder shares an address with another shareholder and has received multiple copies of WCI’s proxy statement or annual report, he or she may write or call WCI at the above address and phone number to request a single copy of these materials.

OTHER MATTERS

Management and the Board of Directors of WCI currently know of no matters to be brought before the Annual Meeting other than as set forth above. However, if any other matters are properly presented to the shareholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

BY THE ORDER OF THE BOARD OF DIRECTORS,

/s/    Vivien N. Hastings

Vivien N. Hastings

Senior Vice President, Secretary and General Counsel

EXHIBIT A

INFORMATION REGARDING PARTICIPANTS

WCI Communities, Inc. (“WCI”), and its directors and director nominees are, and certain of its officers and employees may be deemed to be, participants in a solicitation of proxies in connection with WCI’s upcoming 2007 annual meeting of stockholders. Each of the directors and director nominees of WCI and each of the officers and employees of WCI who are or may be deemed to be participants in the solicitation is listed below, together with the number of equity securities of WCI beneficially owned by each of these persons as of [March 30], 2007.

Name	Title	Shares of Common Stock Owned (1)
Don E. Ackerman (2)	Chairman of the Board	3,101,374
Paul D. Appolonia (3)	Senior Vice President of Human Resources	22,000
Charles E. Cobb, Jr. (4)	Director	130,575
R. Michael Curtin (5)	Senior Vice President of Marketing and Sales	70,568
James P. Dietz (6)	Executive Vice President and Chief Financial Officer	308,596
Hilliard M. Eure, III (7)	Director	22,586
David L. Fry (8)	Chief Operating Officer/Traditional Homebuilding and Real Estate Services and Senior Vice President	163,271
F. Philip Handy (9)	Director	47,833
Christopher J. Hanlon (10)	Chief Operating Officer/Tower Homebuilding and Senior Vice President	110,788
Vivien N. Hastings (11)	Senior Vice President, Secretary and General Counsel	60,519
Lawrence L. Landry (12)	Director	49,009
James F. McDonald	Director	1,072
Thomas F. McWilliams (13)	Director	13,031
Albert F. Moscato, Jr. (14)	Senior Vice President of Business Development	74,877
Kathleen M. Shanahan (15)	Director	25,937
Albert H. Small, Jr.	President, Mid-Atlantic Division	1,500
Jerry L. Starkey (16)	President, Chief Executive Officer and Director	933,747
Stewart Turley (17)	Director	37,305

(1)	Shares listed in this column include all shares and vested options in which the named individuals have a present beneficial economic interest and also includes options to acquire WCI common stock that are exercisable within 60 days of the date hereof. Each person has both sole voting and sole investment power with respect to the shares listed unless otherwise indicated.
(2)	The Don E. Ackerman Trust dated 12/14/1996, of which Mr. Ackerman is the trustee and the beneficiary, beneficially owns 3,075,626 shares of WCI common stock. Mr. Ackerman has 1,643 vested stock options. In addition, 24,105 shares of WCI common stock are owned by Chandelle Ventures, Inc., of which Mr. Ackerman is the president and primary shareholder. Mr. Ackerman has pledged 500,000 shares to secure outstanding indebtedness.
(3)	Mr. Appolonia has 22,000 vested stock options.
(4)	Mr. Cobb beneficially owns 115,000 shares of WCI common stock, 9,080 restricted stock units and 1,495 vested stock options. In addition, 5,000 shares of WCI common stock are held by the Cobb Family 22nd Century Fund 1, a trust for the descendants of Mr. Cobb. Mr. Cobb is the Trustee and the Settlor of the Trust. Mr. Cobb disclaims any beneficial interest in these shares. Mr. Cobb has been granted 8,803 restricted stock units for which Mr. Cobb has no voting or dispositive power, and for which he will not receive any economic benefit until cessation of service as a director of WCI.
(5)	Mr. Curtin beneficially owns 48,384 shares of WCI common stock and 22,184 vested stock options.
(6)	Mr. Dietz beneficially owns 70,000 shares of WCI common stock and 238,596 vested stock options.
(7)	Mr. Eure beneficially owns 5,700 shares of WCI common stock, 10,209 vested stock options and 6,677 stock appreciation rights.
(8)	Mr. Fry beneficially owns 16,322 shares of WCI common stock and 146,949 vested stock options.
(9)	Mr. Handy beneficially owns 33,748 shares of WCI common stock and 6,125 vested stock options. Mr. Handy also has been granted 6,960 restricted stock units for which Mr. Handy has no voting or dispositive power, and for which he will receive no economic benefit until cessation of service as a director of WCI. In addition, 1,000 shares of WCI common stock are held by the Handy Family Partnership, of which Mr. Handy is the president and sole shareholder of the general partner of the Handy Family Partnership. Mr. Handy has pledged 29,319 shares to secured outstanding indebtedness.
(10)	Mr. Hanlon beneficially owns 36,400 shares of WCI common stock and 74,388 vested stock options.
(11)	Ms. Hastings beneficially owns 20,100 shares of WCI common stock and 40,419 vested stock options.
(12)	Mr. Landry beneficially owns 15,700 shares of WCI common stock, 27,444 vested stock options and 2,106 stock appreciation rights. In addition, Mr. Landry has been granted 2,707 restricted stock units for which Mr. Landry has no voting or dispositive power, and for which he will receive no economic benefit until January 1, 2008, and 1,052 restricted stock units for which Mr. Landry has no voting or dispositive power, and for which he will receive no economic benefit until January 1, 2009. Mr. Landry has pledged 7,800 shares to secured outstanding indebtedness.

A-1

(13)	Mr. McWilliams beneficially owns 8,968 shares of WCI common stock and 4,063 vested stock options.
(14)	Mr. Moscato beneficially owns 24,601 shares of WCI common stock and 50,276 vested stock options.
(15)	Ms. Shanahan beneficially owns 6,709 shares of WCI common stock, 1,591 vested stock options and 17,637 stock appreciation rights.
(16)	Mr. Starkey beneficially owns 122,039 shares of WCI common stock and 810,908 vested stock options. In addition, Mr. Starkey’s wife owns 800 shares of WCI common stock.
(17)	Mr. Turley beneficially owns 5,200 shares of WCI common stock and 27,444 vested stock options. In addition, Mr. Turley has been granted 4,661 restricted stock units for which Mr. Turley has no voting or dispositive power, and for which he will receive no economic benefit until cessation of service as a director of WCI.

A-2

EXHIBIT B

WCI COMMUNITIES, INC.

CATEGORICAL STANDARDS

Independence Requirements. To maintain the quality of the Board’s oversight and to protect against the possibility of damaging conflicts of interest, the Board shall have a majority of “independent” directors. No director will be considered “independent” unless the Board affirmatively determines that the director has no material relationship with WCI (either directly or as a partner, shareholder or officer of an organization that has a relationship with WCI. When making “independence” determinations, the Board shall broadly consider all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to WCI. When assessing the materiality of a director’s relationship with WCI, the Board shall consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others).

The Board has established the following categorical standards to assist it in determining whether a director is independent:

A.	A director will NOT be independent if within the preceding three years:

(1)	The director was an employee, or an immediate family member of the director was an executive officer, of WCI;

(2)	The director or an immediate family member of the director received, during any twelve-month period, more than $100,000 in direct compensation from WCI, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation was not contingent in any way on continued service); or

(3)	The director, or an immediate family member of the director, was employed, as an executive officer of another company where any of WCI’s present executive officers at the same time served on that company’s compensation committee.

B.	Additionally, a director will NOT be independent if:

(1)	(a) The director or an immediate family member is a current partner of a firm that is WCI’s internal or external auditor; (b) the director is a current employee of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director or an immediate family member of the director was within the last three (3) years (but is no longer) a partner or employee of such a firm and personally worked on WCI’s audit within that time; or

(2)	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, WCI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

C.	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

(1)	The director serves as an executive officer, director or trustee of, or is otherwise affiliated with, a tax exempt organization, and WCI’s contributions to such tax exempt organization are, during each of the preceding three years, less than the greater of $250,000 or one percent of such tax exempt organization’s consolidated gross revenues;

B-1

(2)	The director enters into an agreement to purchase a boat slip or a club membership on terms no more favorable than those made available to the public;

(3)	The director purchases a home or lot from WCI on terms no more favorable than those made available to the public; and

(4)	The director receives golf privileges provided to all directors that are consistent with any WCI approved executive golf program.

D.	The Company will disclose in its annual proxy statement the identity of the independent directors and the basis for its independence determination, including the basis for determining that a relationship is not material, with respect to each director standing for election and each continuing director. The Board may make a general disclosure with respect to any director if the only relationships between such director and the Company are those identified in the previous paragraph.

Additional “independence” requirements for Audit Committee membership. No director may serve on the Audit Committee of the Board unless such director meets all of the criteria established for audit committee service by the NYSE and the Sarbanes-Oxley Act, any other law and any other rule or regulation of any other regulatory body or self-regulatory body applicable to the Company.

For purposes of the foregoing, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who share such person’s home.

B-2

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

Ú TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED Ú

WHITE PROXY

WCI COMMUNITIES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS—June 15, 2007

10:00 a.m. (Eastern Daylight Time)

Hyatt Regency Coconut Point

5001 Coconut Road, Bonita Springs, Florida

The undersigned hereby appoints Vivien N. Hastings, Senior Vice President, Secretary and General Counsel, or in her absence James D. Cullen, Vice President and Deputy General Counsel, or in his absence James P. Dietz, Executive Vice President and Chief Financial Officer, or any one of them, as proxies or proxy for the undersigned, each with full power of substitution and re-substitution, to attend the 2007 Annual Meeting of Shareholders and any adjournments or postponements thereof (the “Meeting”) and to vote as designated below, all the shares of common stock of WCI Communities, Inc. held of record by the undersigned on [April 30], 2007. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

The shares represented by this proxy will be voted as directed by the shareholder. If no specification is made, the shares will be voted FOR all the nominees included in proposal 1 and FOR proposal 2.

WCI COMMUNITIES, INC.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of WCI Communities, Inc.

common stock for the upcoming Annual Meeting of Shareholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone—Call toll-free from the U.S. or Canada at 1-866-888-4068, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1342. Please follow the simple instructions provided. You will be required to provide the unique control number indicated below.

OR

2.	Vote by Internet—Please access https://www.proxyvotenow.com/wci, and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provide the unique control number indicated below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3.	Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: WCI Communities, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

Ú TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED Ú

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES

1. ELECTION OF DIRECTORS	FOR all ten nominees unless otherwise indicated ☐	WITHHOLD AUTHORITY to vote for all nominees ☐

NOMINEES:
01 Don E. Ackerman, 02 Charles E. Cobb, Jr.
03 Hilliard M. Eure, III, 04 F. Philip Handy
05 Lawrence L. Landry, 06 James F. McDonald
07 Thomas F. McWilliams, 08 Kathleen M. Shanahan
09 Jerry L. Starkey, 10 Stewart Turley

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

2.	RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED ACCOUNTING FIRM FOR 2007

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

3.	THE PROXIES ARE ALSO AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Date: , 2007
Signature(s):

Title(s):

NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign individually. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.